OMB Approval 0990-0115
	1.	THIS CONTRACT IS A RATED ORDER	RATING	PAGE	OF	PAGES
AWARD/CONTRACT		UNDER DPAS (15 CFR 350) ▶	N/A	1		128
2.	CONTRACT (Proc. Inst. Ident.) NO.	3.	EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
HHSO100201100001C			See Block 20 C.	OS51169
5.	ISSUED BY	CODE	6.	ADMINISTERED BY (If other than Item 6)	CODE
	Office of Acquisitions, Management, Contracts, & Grants			Office of Acquisitions, Management, Contracts, & Grants
	(AMCG)			(AMCG)
	330 Independence Ave., S.W. Room G640			330 Independence Ave., S.W. Room G640
	Washington, D.C. 20201			Washington, D.C. 20201
7.	NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)		8.	DELIVERY
				☐ FOB ORIGIN	☒ OTHER (See below)
	SIGA TECHNOLOGIES, INC.			See Article F.2.a.
	35 E 62nd Street		9.	DISCOUNT FOR PROMPT PAYMENT
	New York, NY 10065			N/A
			10.	SUBMIT INVOICES	ITEM
	CODE DUNS No. 08-513-4083	FACILITY CODE	ADDRESS SHOWN IN:		Art. G.4.
11.	SHIP TO/MARK FOR	CODE	N/A	12. PAYMENT WILL BE MADE BY		CODE	N/A
	See Block 5			See Block 5
13.	AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION:			14. ACCOUNTING AND APPROPRIATION DATA
	☐ 10 U.S.C. 2304(c)( ) ☒ FAR 6.302-3 Industrial Mobilization			Object Class 26402	CAN# 1990001
	15A. ITEM NO.	15B. SUPPLIES/SERVICES		15C. UNIT PRICE	15D. AMOUNT	15E. UNIT PRICE	15F. AMOUNT
Title: Procurement of Smallpox Antiviral drug for the Strategic National Stockpile
				15G. TOTAL AMOUNT OF CONTRACT ▶			$432,885,825.00
16. TABLE OF CONTENTS
(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	77
☒	B	SUPPLIES OR SERVICES AND PRICE/COST	3	PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
☒	C	DESCRIPTION/SPECS./WORK STATEMENT	24	☒	J	LIST OF ATTACHMENTS	85
☒	D	PACKAGING AND MARKING	36	PART IV - REPRESENTATIONS AND INSTRUCTIONS
☒	E	INSPECTION AND ACCEPTANCE	37	☐	K	REPRESENTATIONS, CERTIFICATIONS
☒	F	DELIVERIES OR PERFORMANCE	38			AND OTHER STATEMENTS OF CONTRACTORS
☒	G	CONTRACT ADMINISTRATION DATA	60	☐	L	INSTRS., CONDS., AND NOTICES TO
☒	H	SPECIAL CONTRACT REQUIREMENTS	65	☐	M	EVALUATION FACTORS FOR AWARD
CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
17. ☒ CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return _2 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)		18. ☐ AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number __________________________________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)		20A.	NAME OF CONTRACTING OFFICER
Eric Rose, Chairman and CEO			Brian K. Goodger, AMCG/ASPR/HHS
19B. NAME OF CONTRACTOR	19C. DATE SIGNED	20B.	UNITED STATES OF AMERICA	20C. DATE SIGNED
/s/ Eric Rose	5/10/2011	BY	/s/ Brian K. Goodger	5/13/2011
(Signature of person authorized to sign)			(Signature of Contracting Officer)
NSN 7540-01-152-8069	26-107	STANDARD FORM 26 (REV. 4-85)
PREVIOUS EDITION UNUSABLE	Computer Generated	Prescribed by GSA
FAR (48 CFR) 53.214(a)

TABLE OF CONTENTS

Page #
Part I – The Schedule

Section A – Solicitation Form	1

Section B – Supplies or Services and Price/Costs	3

Section C – Statement of Objectives	22

Section D – Packaging and Marking	28

Section E – Inspection and Acceptance	29

Section F – Deliveries or Performance	30

Section G – Contract Administration	36

Section H – Special Contract Requirements	40

Part II – Contract Clauses

Section I – Contract Clauses	52

Part III – Attachments

Section J – List of Documents, Exhibits, and Other Attachments	60

Section B – Supplies or Service and Price/Costs

B.1. Background

B. 1.1	The Department of Health and Human Services (HHS) has the lead responsibility within the federal government to protect the health of the civilian population against chemical, biological, radiological, and nuclear (CBRN) threats by providing leadership in research, development, acquisition, and deployment of effective medical countermeasures. The Biomedical Advanced Research and Development Authority (BARDA) promotes the advanced research, development and acquisition of medical countermeasures such as vaccines, therapeutics, and diagnostics, as well as innovative approaches to meet the threat of CBRN agents in support of the preparedness mission and priorities of the HHS Public Health Emergency Medical Countermeasures Enterprise (PHEMCE) articulated in the PHEMCE implementation plan (available at: https://www.medicalcountermeasures.gov/Reports.aspx).

B. 1.2	As such BARDA, which falls under the Office of the Assistant Secretary for Preparedness and Response (ASPR), U.S. Department of Health and Human Services (HHS), for the advanced development and acquisition of smallpox antiviral drugs for the Strategic National Stockpile to support a smallpox public health medical emergency. The increased threat of terrorism underscores the compelling need to develop improved medical countermeasures for protecting all segments of the civilian population.

B. 1.3	A large portion of the U.S. population is susceptible to variola virus infection (smallpox). Smallpox vaccination of the general U.S. civilian population stopped in 1972. Since routine smallpox vaccination ended 39 years ago, less than half of U.S. citizens have been vaccinated against smallpox. For those who have been vaccinated, the exact duration of protective immunity is unknown.

B. 1.4	In the event of a smallpox outbreak, vaccination is the first line of defense as it has been field-tested and is known to be effective. HHS has procured sufficient live smallpox vaccine to protect every person in the United States. HHS has also procured Vaccinia Immune Globulin (VIG) to treat some of the complications that may arise from smallpox vaccination. In addition to the current live smallpox vaccine, HHS is acquiring sufficient doses of Modified Vaccinia Ankara (MVA) vaccine to protect 20 million immunocompromised persons for whom the current live vaccine may cause serious side effects. To supplement the existing smallpox preparedness portfolio, HHS is pursuing the acquisition of a smallpox antiviral drug for the treatment of individuals who are symptomatic.

B. 1.5	The PHEMCE Implementation Plan prioritized smallpox antivirals as a key acquisition in the 2009 to 2013 time frame. The antiviral would be recommended for treatment of individuals who become symptomatic prior to vaccination or where the vaccine is given too late to be effective. There is currently no approved treatment for smallpox disease.

B. 2. Project Identification and Purpose

B. 2.1	The purpose of this award is to seek 1,700,000 treatment courses of smallpox antiviral Final Drug Product (FDP) that can be delivered to the Centers for Disease Control and Prevention Strategic National Stockpile (CDC/SNS). The antiviral drug must be an oral formulation in unit-of-use bottles or other packaging that provides the best value to the U.S. Government (USG), with a minimum expiry dating of 60 months from date of manufacture (with at least 56 months of shelf life remaining upon delivery) and must be manufactured in accordance with current Good Manufacturing Practices (cGMP). Acceptance of product into the SNS requires that the FDP meet, at a minimum, specifications determined by the U.S. Food & Drug Administration (FDA). The smallpox antiviral drug shall be developed for both potential pre-approval uses during a declared emergency under an Emergency Use Authorization (EUA) and for ultimate approval by the FDA.

B. 2.2
The Contractor should consult http://www.fda.gov/oc/guidance/emergencyuse.html for information concerning EUA. Fulfillment of the initial requirements, to include preliminary data providing evidence of safety and potential benefit of the candidate drug, and evidence of sustained progress toward successful filing and approval of a New Drug Application (NDA), may allow for the potential use of the smallpox antiviral drug under an EUA during a declared emergency.

B.3. Specific Technical Requirements

B. 3.1
The Contractor shall provide the necessary qualified personnel, facilities, material, equipment (except Government property), and services to produce, test, formulate, fill, package, store and deliver the smallpox antiviral drug. The manufacture, formulation, filling, and testing of the smallpox antiviral drug shall be done in accordance with the Contractor’s Standard Operating Procedures, and all federal statutory and regulatory requirements.

B.4. Price/Costs

B. 4.1	Reserved

B. 4.2
In consideration for completion of the work to be performed under Contract Line Item Numbers (CLINs) as shown below, and in accordance with the Statement of Objectives, the Contractor shall be paid as stated in this award.

B. 5 Price Schedule

BASE
CLIN#	Cost Type	Supply or Service	U/I	Qty	Unit Price	Extended Price
0001	FFP	Manufacture and deliver 1,700,000 smallpox antiviral treatment courses (minimum 60 month stability from date of manufacture) to support appropriate regulatory filing submitted by CDC as described in Section C.1)	EA	1,700,000	[redacted]	$307,358,816.00
0001AA		Advance Payments	JOB	[redacted]	[redacted]	$40,981,175.00
0001AB		Milestone Payment 1: Successful submission of NDA	JOB	[redacted]	[redacted]	$20,490,587.00
0001AC		Milestone Payment 2: Complete FDP Commercial Validation batches and report	JOB	[redacted]	[redacted]	$8,196,235.00
0001AD		Milestone Payment 3: Approved product labeling strategy	JOB	[redacted]	[redacted]	$12,294,352.00
0002	FFP	Payment upon NDA Approval for treatment courses. CLIN contains the cumulative discount price ([redacted] holdback) from CLIN 0001	EA	1,700,000	[redacted]	$102,452,939.00

0003	FFP	Storage, shipping & delivery of 1,700,000 Smallpox antiviral treatment courses delivered under CLIN 001 as described in Section C.5	JOB			[redacted]

0004	FFP	Re-labeling of IND to approved product delivered under CLIN 0001 as described in Section D.2	EA	[redacted]	[redacted]	[redacted]

0005	FFP	Design and submission of Phase 4 Marketing Plan in Section C.4.5	JOB			[redacted]

0006	FFP	Disposition of product as described in Section C.5.8	JOB	[redacted]		[redacted]

0012		Payment for FDA Approval for extension to 60-Month Expiry Product, as described in Section C.1 (NSP)	JOB	[redacted]		[redacted]

0022		Delivery of 300,000 Treatment Courses (NSP) as described in Section C.1.1.1	Job	[redacted]	[redacted]	[redacted]

		Total Firm Fixed Price				$412,467,847.00

CLIN#	Cost Type	Supply or Service		Estimated Cost	Fee	Total CPFF
0007	CPFF	Supportive Studies (Clinical/Non- Clinical) to include, but not limited to stability, non-clinical, and clinical studies as described in Sections C.2, and C.4)		[redacted]	[redacted]	[redacted]

0008	CPFF	Security of Contract Operations as described in Section J		[redacted]	[redacted]	[redacted]

0009	CPFF	Information Technology Security, as described in Section J		[redacted]	[redacted]	[redacted]

0017	CPFF	Concept Plan and development activities for a pediatric liquid formulation to extend label indication. Statement of Work acceptance is due within six (6) months of award as described in Section C.2.5	JOB	[redacted]	[redacted]	[redacted]

	Total Cost CFFF					$20,417,978.00
	Total Cost Base Contract					$432,885,825.00

OPTION
CLIN#	Cost Type	Supply or Service	U/I	Qty	Unit Price	Extended Price
0010	FFP	Implementation of Post Marketing Plan under CLIN 0006, as described in C.7.7	[redacted]	[redacted]		[redacted]

0011	FFP	Payment for FDA Approval for extension to 84-Month Expiry Product, as described in Section C.7.1 (NSP)		[redacted]		50,000,000

0013	FFP	Re-labeling to 84-month Expiry Product as described in Section C.7.1	EA	[redacted]	[redacted]	[redacted]

0014	FFP	Purchase of Additional Treatment Courses (Up to 12 Million). As described in Section C.7.5	EA	TBD	$ 180.00	TBD
		Total Option Firm Fixed Price				$57,046,885.00

OPTION
CLIN#	Cost Type	Supply or Service		Estimated Cost	Fee	Total CPFF

0015	CPFF	Additional Clinical and Non –Clinical Studies as described in Section C.7.8	JOB	[redacted]	[redacted]	[redacted]

0016	CPFF	Concept Plan and Implementation of IV Formulation, as described Section C.7.3	JOB	[redacted]	[redacted]	[redacted]

0018	CPFF	Concept Plan and Implementation for studies to extend label indication for liquid formulation in Geriatric population as described in Section C.5.7 and C.7.2	JOB	[redacted]	[redacted]	[redacted]

0019	CFFF	Concept Plan and Implementation of Post Event Prophylaxis Indication, as described in Section C.7.4	JOB	[redacted]	[redacted]	[redacted]

0020	CPFF	Implementation of cGMP Warm-Base Manufacturing, as described in Section C.7.6		[redacted]	[redacted]	[redacted]

0021	CPFF	Implementation of drug substance, drug product, non-clinical, clinical and regulatory activities to support extending label indication for liquid formulation for a pediatric population , as described in Section C.7.2	JOB	[redacted]	[redacted]	[redacted]

		Total CPFF				$121,328,946.00
		Total OPTION Price (FFP+CPFF)				$178,375,831.00

B.6. Advance Understandings

B. 6.1 Specific elements of cost will require prior written approval of the Contracting Officer before incurrence of the cost (e.g., foreign travel, consultant fees, subcontracts) prior to reimbursement (See (Paragraph B.1.6.5). In addition the following advance understanding will be applicable.

B.6.1.1	Inspections & Collection of Samples

	B.6.1.1.1	At the discretion of the US Government (USG) an independent of testing conducted by the Contractor, the USG reserves the right to conduct site visits and collect samples of product held by the Contractor and in the SNS.

	B.6.1.1.2	The USG reserves the right to conduct inspections of all aspects of the contracted project including, but not limited to, the manufacturing plant and production records, testing and development laboratories, regulatory files and QMS records.

B.6.1.2	FDA Approval Hold Back

	B.6.1.2.1	The negotiated dollar amount equivalent to [redacted] will be withheld from payment under CLIN 0001 until such time as the Contractor achieves CDER approval. This pertains to FDP doses that are delivered to the SNS prior to approval. After achieving CDER approval, the Contractor shall invoice for monies to be paid under CLIN 0002 or an amount equal to [redacted] per treatment course already delivered to the SNS.

B.6.1.3	Person-in-Plant

	B.6.1.2.1	With 7 days advance notice to the Contractor, the government may place a person-in-plant in the Contractor’s facility. The person-in-plant is for the purposes of observing, verifying, and surveying the Contractor’s performance under this Contract, or other duties as delegated by the Contracting Officer.

B.6.1.4	Access to Documentation/Data

	B.6.1.4.1	BARDA shall have physical and electronic access to all documentation and data generated under this Contract, including: all data documenting Contractor performance ; all data generated regarding clinical and non-clinical studies; all communications and correspondence with regulatory agencies and bodies to include all audit observations, inspection reports, milestone completion documents, and all Contractor commitments and responses. Contractor shall provide BARDA with an electronic copy of all correspondence with the FDA within 24 hours of receipt. The government shall acquire unlimited rights to all animal and human data funded under this Contract in accordance with FAR Subpart 27.4 and FAR Clause 52.227-14 (See Section I.1) .

B.6.1.5	Specific Cost Element

	B.6.1.5.1	Notwithstanding the clause, ALLOWABLE COST AND PAYMENT, incorporated in the Contract, unless authorized in writing by the Contracting Officer via a Contracting Officer Authorization (COA) Letter, the costs of the following items or activities shall be unallowable as direct costs:

		1.	Acquisition, by purchase or lease, of any interest in real property;

		2.	Special rearrangement or alteration of facilities;

		3.	Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

		4.	Travel to attend general scientific meetings;

		5.	Foreign travel - See subparagraph B.6.1.5.1.below;

		6.	Any cost reimbursement subcontracts for Consultant services and any firm fixed price (FFP) subcontract for Consultant services that exceed $100,000;

		7.	Any cost reimbursement subcontracts and FFP subcontracts that exceed $100,000 ;

		8.	Research patient care costs – See Attachment 1;

		9.	Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined and listed in the Contractor's Guide for Control of Government Property, see Article G.10), regardless of acquisition value.

		10.	Printing Costs (as defined in the Government Printing and Binding Regulations).

		11.	Light Refreshment and Meal Expenditures. Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Contracting Officer, with a copy to the Project Officer, at least six (6) weeks in advance of the event.

	B.6.1.5.1	Travel Costs

I. Domestic Travel

		a.	Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this Contract shall not exceed $3,000 per person without the prior written approval of the Contracting Officer via a Contracting Officer Authorization (COA) Letter.

		b.	Subject to the annual dollar limitation specified under B.6.1.5.1 above the Contractor shall invoice and be reimbursed for all travel costs in accordance with FAR Subpart 31.2 contracts with Commercial Organizations and FAR § 31.205-46 Travel Costs

II. Foreign Travel

	a.	Total expenditures for foreign travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed $5,000 per person without prior written approval of the Contracting Officer. Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of AMCG contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

B.6.1.5.2
Award of any FFP subcontract or FFP consulting agreement in excess of $100,000 or any cost reimbursement, labor hour subcontract or consulting agreement funded under a Cost Plus Fixed Fee CLIN shall not proceed without the prior written consent of the Contracting Officer via a Contracting Officer Authorization (COA) Letter upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract and consulting agreement shall be provided to the Contracting Officer.

B.6.1.5.3	Clinical and Non-Clinical Studies require Contracting Officer Authorization (COA) Letter:

Draft protocols for each clinical and non-clinical study will be submitted to the BARDA Contracting Officer’s Technical Representative (COTR) and CO for COA Letter to the Contractor to authorize the study(ies). (as set forth in Section H)

B.6.1.6	Definitions

	B.6.1.6.1	Emergency Use Authorization (EUA) – see http://www.fda.gov/oc/guidance/emergencyuse.html

	B.6.1.6.2	All references to Product mean “a product or product surrogate that is deemed acceptable by the FDA.”

	B.6.1.6.3	Subcontractor means any supplier, distributor, vendor, or firm that furnishes supplies or services to or for a prime Contractor or another subcontractor.

B.6.1.7. Product Replacement

Product delivered to the SNS shall have a minimum expiry of 56 months at time of delivery to the SNS. As set forth in paragraph B.8.3.2., Product that does not meet any specified label claims, fails release testing or does not meet at least 38 month expiry period shall be replaced at no-cost to the government. Should product not meet the 38 month expiry, the Contractor shall not be in default of the Contract.

B.6.1.8 Delays

The Contractor will not be in default under this contract if it is unable to deliver smallpox antiviral treatment courses (the “Courses”) in accordance with any delivery schedule established by the parties due to regulatory actions conducted by the Food and Drug Administration (“FDA”) except to the extent that FDA’s regulatory action stems from the Contractor’s failure to abide by any term of this Contract. Additionally, the Contractor will not be in default of this Contract in the event that deliveries of Courses are delayed as a result of an order for smallpox antiviral treatment courses that is determined to have priority over this contract under the Defense Priority Allocation System (“DPAS”). The Contractor shall notify the Contracting Officer in writing within ten business days after the commencement of any performance delays that arise as the result of the FDA regulatory actions or any delays related to DPAS Orders (the “Notice”). The Notice shall describe the delay and provide the Contractor’s proposed response for addressing the delay(s) including a proposed time frame for resumption of the deliveries

B. 6.2 Approved Subcontractors and Consultants

(a)	Subcontractor

1.	[redacted]

2.	[redacted]

3.	[redacted]

4.	[redacted]

B.7 Basis of Contract Pricing Terms

Reserved
.
B.8. Payment Conditioned on Delivery

B. 8.1	Delivery of not less than 500,000 treatment courses under CLIN 0001 is a condition for any payment under this contract. The Contractor may not invoice for a CLIN prior to the initial delivery of 500,000 treatment courses. Advance Payment and or Milestone Payments have been addressed during negotiations (See H.16.).

B.8.2	Payments at a discounted price (CLIN 0001) will be made to the Contractor for product prior to FDA approval and for FDA approved product. Upon delivery of FDA approved product, supplemental payment (CLIN 0002) will then be made to the Contractor as set forth in the schedule.

B. 8.3	Product accepted into the SNS that falls into any of the following three categories shall be replaced by the Contractor at no cost to BARDA:

	B.8.3.1	In the event that final FDA approved product is different from any product previously delivered to the SNS, the Contractor must replace the previously delivered product with FDA approved product at no cost to the government. In addition the Contractor will not receive any supplemental payments under CLIN 0002 until all previously delivered product has been replaced with FDA approved product.

	B.8.3.2	Product that does not meet any specified label claims, fails release testing or does not meet 38 month expiry period shall be replaced at no-cost to the government. See B.6.1.7. Product Replacement.

	B.8.3.3	Product deemed to be recalled for any reason, as outlined in Product Recalls, Including Removals and Corrections published by U.S. Department of Health and Human Services, Food and Drug Administration, Office of Regulatory Affairs; or based upon Chapter 7 of the Regulatory Procedures Manual of March 2007.

B. 9 – Clinical and Non-Clinical Research

B. 9.1 Non-Clinical Research

These Non-Clinical Terms apply to all grants and contracts that involve non-clinical research.

Draft protocols for each nonclinical study will be submitted to BARDA for evaluation and comment.

BARDA shall have rights to all protocols, data resulting from execution of these protocols, and final reports, funded by BARDA under this contract, as defined in Rights in Data Clause in FAR 52.227-14. BARDA reserves the right to request that the Contractor provide any contract deliverable in a non-proprietary form, to ensure BARDA has the ability to review and distribute the deliverables, as BARDA deems necessary.

B.9.1.1 Safety and Monitoring Issues

PHS Policy on Humane Care and Use of Laboratory Animals

B.9.1.1.1	Before award and then with the annual progress report, the Contractor must submit to BARDA a copy of the current Institutional Animal Care and Use Committees (IACUC) documentation of continuing review and approval and the Office of Laboratory Animal Welfare (OLAW- National Institutes of Health) Federal Wide Assurance (FWA) number for the institution or site.

B.9.1.1.2	If other institutions are involved in the research (e.g., a multicenter trial or study), each institution's IACUC must review and approve the protocol. They must also provide BARDA initial documentation and documentation of continuing review and approval and FWA number.

B.9.1.1.3	The Contractor must ensure that the application as well as all protocols are reviewed by the performing institution’s IACUC.

B.9.1.1.4	To help ensure the safety of animals used in BARDA funded studies, the Contractor must provide BARDA copies of documents related to all major changes in the status of ongoing protocols, including the following:

	a)	All amendments or changes to the protocol, identified by protocol version number, date, or both and date it is valid.

	b)	All material changes in IACUC policies and procedures, identified by version number, date, and all required signatories (if applicable)

	c)	Termination or temporary suspension of the study(ies) for regulatory issues

	d)	Termination or temporary suspension of the protocol.

	e)	Any change that is made in the specific IACUC approval for the indicated study(ies).

	f)	Any other problems or issues that could affect the scientific integrity of the study(ies), i.e. fraud, misrepresentation, misappropriation of funds, etc.

B.9.1.1.5	Contractors must notify BARDA by email or fax of any of the above changes within three business days from the time Contractor becomes aware of such changes, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IACUC and a copy of any responses from the IACUC.

B.9.1.1.6	If a non-clinical protocol has been reviewed by an institutional biosafety committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Contractor must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

B.9.1.2 Non-Clinical Data and Safety Monitoring Requirements

B.9.1.2.1	The Contractor shall continue safety monitoring for all non-clinical studies of investigational drugs, devices, or biologics. FDA expects non-clinical studies to include safety in addition to efficacy. Contractor should consider evaluation of clinical relevant safety markers in the pivotal and non-pivotal, non-clinical studies.

B.9.1.2.2	BARDA will work with the Contractors on decisions regarding the type and extent of safety data accrual to be employed before the start of efficacy or safety studies.

B.9.1.2.3	The Contractor shall inform BARDA of any upcoming site visits and/or audits of CRO facilities funded under this effort. BARDA reserves the right to accompany the Contractor on site visits and/or audits of CROs as BARDA deems necessary.

B.9.1.3. BARDA Review Process Before Non-Clinical Study Execution Begins

B.9.1.3.1	BARDA is under the same policy-driven assurances as NIH in that it has a responsibility to ensure that mechanisms and procedures are in place to protect the safety and welfare of animals used in BARDA funded non-clinical trials. Therefore, before study execution, the Contractor must provide the following (as applicable) for review and approval by BARDA.:

1.	IACUC approved (signed) non-clinical research protocol identified by version number, date, or both, including details of study design, euthanasia criteria, proposed interventions, and exclusion criteria.

2.	Documentation of IACUC approval, including OLAW FWA number, IACUC registration number, and IACUC name.

3.	Contractor should reduce the number of animals required for a study using power of statistics

4.	Plans for the management of side effects, rules for interventions and euthanasia criteria

5.	Procedures for assessing and collecting safety data

6.	If a study is contracted through CRO(s), work orders and service agreements the Contractor shall assure that an integrated safety documentation plan is in place for the study site, pharmacy service records on the dosing material to be used and excipients, and laboratory services (including histopathology).

7.	Documentation that the Contractor or CRO and all staff responsible for the conduct of the research have received required training in the protection and handling of animals

8.	Purchasing of animals and/or other supplies for non-clinical studies funded in part or in whole by BARDA requires written approval by the Contracting Officer. The Contractor must have the ability to return/re-sell animals, at purchase price, to distributor or a third party, in the event that the protocols do not obtain approval

9.	Provide justification for whether studies require good laboratory practice (GLP) conditions

10.	Provide justification for whether studies will be classified as non-pivotal or pivotal studies

B.9.1.3.2	BARDA will make its best efforts to forward comments to the Contractor within two weeks (10 business days) of receipt of the above information. The Contractor must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by BARDA staff to the satisfaction of BARDA before study execution. After receiving the updated documentation, that satisfies BARDA a written COA Letter will be provided to the Contractor. This COA provides authorization to the Contractor to execute the specific nonclinical study funded in part or in whole by BARDA.

B.9.1.3.3.	In case of problems or issues, the BARDA COTR will contact the Contractor within two weeks (10 business days) by email or fax, followed within 30 calendar days by an official letter to the principal investigator, with a copy to the institution’s office of sponsored programs, listing issues and appropriate actions to be discussed.

B.9.1.3.4	Final decisions regarding ongoing safety reporting requirements for research not performed under an Investigational New Drug Application (IND) or investigational device exemption (IDE) must be made jointly by the BARDA and the Contractor.

References
  Public Health Service Policy on Humane Care and Use of Laboratory Animals(http://grants.nih.gov/grants/olaw/InvestigatorsNeed2Know.pdf)

  USDA Animal Welfare Act
  (http://awic.nal.usda.gov/nal_display/index.php?info_center=3&tax_level=3&tax_subject=1 82&topic_id=1118&level3_id=6735&level4_id=0&level5_id=0&placement_default=0)
B.9.2 Clinical Research

These Clinical Terms apply to all grants and contracts that involve clinical research.

Draft protocols for each clinical study will be submitted to BARDA for evaluation and comment.

BARDA shall have unlimited rights to all protocols, data generated from the execution of these protocols, and final reports, funded by BARDA under this contract, as defined in Rights in Data Clause in FAR 52.227-14. BARDA reserves the right to request that the Contractor provide any contract deliverable in a non-proprietary form, to ensure BARDA has the ability to review and distribute the deliverables, as BARDA deems necessary.

B.9.2.1 Safety and Monitoring Issues

Institutional Review Board (IRB) or Independent Ethics Committee (IEC) Approval

B.9.2.1.1	Before award and then with the annual progress report, the Contractor must submit to BARDA a copy of the current IRB or IEC approved informed consent document, documentation of continuing review and approval and the Office of Human Research Protections (OHRP) FWA number for the institution or site.

B.9.2.1.2	If other institutions are involved in the research (e.g., a multicenter clinical trial or study), each institution's IRB or IEC must review and approve the protocol. They must also provide BARDA initial and annual documentation of continuing review and approval, including the current approved informed consent document and FWA number.

B.9.2.1.3	The grantee institution must ensure that the application as well as all protocols are reviewed by their IRB or IEC.

B.9.2.1.4	To help ensure the safety of participants enrolled in BARDA funded studies, the Contractor must provide BARDA copies of documents related to all major changes in the status of ongoing protocols, including the following:

	1.	All amendments or changes to the protocol, identified by protocol version number, date, or both and date it is valid.

	2.	All changes in informed consent documents, identified by version number, date, or both and dates it is valid.

	3.	Termination or temporary suspension of patient accrual.

	4.	Termination or temporary suspension of the protocol.

	5.	Any change in IRB approval.

	6.	Any other problems or issues that could affect the participants in the studies.

B.9.2.1.5	Contractors must notify BARDA through the Contracting Officer’s Technical Representative (COTR) and Contracting Officer (CO) of any of the above changes within three working days by email or fax, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IRB and a copy of any responses from the IRB or IEC.

B.9.2.1.6	If a clinical protocol has been reviewed by an institutional biosafety committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Contractor must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

B.9.2.2. Data and Safety Monitoring Requirements

B.9.2.2.1	The Contractor shall conduct independent safety monitoring for clinical trials of investigational drugs, devices, or biologics; clinical trials of licensed products; and clinical research of any type involving more than minimal risk to volunteers. Independent monitoring can take a variety of forms. Phase III clinical trials must be reviewed by an independent data and safety monitoring board (DSMB); other trials may require DSMB oversight as well. The Contractor shall inform BARDA of any upcoming site visits and/or audits of CRO facilities funded under this effort. BARDA reserves the right to accompany the Contractor on site visits and/or audits of CROs as BARDA deems necessary.

B.9.2.2.2	A risk is minimal where the probability and magnitude of harm or discomfort anticipated in the proposed research are not greater than those ordinarily encountered in daily life or during the performance of routine physical or psychological examinations or tests. For example, the risk of drawing a small amount of blood from a healthy individual for research purposes is no greater than the risk of doing so as part of a routine physical examination (45 CFR 46.102I).

B.9.2.2.3	The type of monitoring to be used shall be mutually agreed upon between the Contractor and BARDA before enrollment starts. Discussions with the responsible BARDA COTR regarding appropriate safety monitoring and approval of the final monitoring plan by BARDA must occur before patient enrollment begins and may include discussions about the appointment of one of the following:

	1.	Independent Safety Monitor – a physician or other appropriate expert who is independent of the study and available in real time to review and recommend appropriate action regarding adverse events and other safety issues.

	2.	Independent Monitoring Committee (IMC) or Safety Monitoring Committee (SMC) – a small group of independent investigators and biostatisticians who review data from a particular study.

	3.	Data and Safety Monitoring Board – an independent committee charged with reviewing safety and trial progress and providing advice with respect to study continuation, modification, and termination. The Contractor may be required to use an established BARDA DSMB or to organize an independent DSMB. All phase III clinical trials must be reviewed by a DSMB; other trials may require DSMB oversight as well. Please refer to: NIAID Principles for Use of a Data and Safety Monitoring Board (DSMB) For Oversight of Clinical Trials Policy.

B.9.2.2.4	When a monitor or monitoring board is organized, a description of it, its charter or operating procedures (including a proposed meeting schedule and plan for review of adverse events), and roster and curriculum vitae from all members must be submitted to and approved by BARDA before enrollment starts.

B.9.2.2.5	Additionally, the Contractor must submit written summaries of all reviews conducted by the monitoring group to the BARDA within 30 days of reviews or meetings.

B.9.2.3. BARDA Protocol Review Process Before Patient Enrollment Begins

B.9.2.3.1	BARDA has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in BARDA-supported clinical trials. Therefore, before patient accrual or participant enrollment, the Contractor must provide the following (as applicable) for review and approval by BARDA:

	1.	IRB or IEC approved clinical research protocol identified by version number, date, or both, including details of study design, proposed interventions, patient eligibility, and exclusion criteria.

	2.	Documentation of IRB or IEC approval, including OHRP FWA number, IRB or IEC registration number, and IRB or IEC name.

	3.	IRB or IEC approved informed consent document, identified by version number, date, or both and date it is valid.

	4.	Plans for the management of side effects.

	5.	Procedures for assessing and reporting adverse events.

	6.	Plans for data and safety monitoring (see B above) and monitoring of the clinical study site, pharmacy, and laboratory.

	7.	Documentation that the Contractor and all study staff responsible for the design or conduct of the research have received Good Clinical Practice (GCP) training in the protection of human subjects.

B.9.2.3.2	BARDA will make its best efforts to forward comments to the Contractor within two weeks (10 business days) of receipt of the above information. The Contractor must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by the BARDA COTR to the satisfaction of BARDA before patient accrual or participant enrollment can begin. After receiving the corrected documentation, that satisfies BARDA a written COA) Letter will be provided to the Contractor. This COA provides authorization to the Contractor to execute the specific clinical study funded in part or in whole by BARDA.

B.9. 2.4 Investigational New Drug or Investigational Device Exemption Requirements

B.9.2.4.1	Consistent with federal regulations, clinical research projects involving the use of investigational therapeutics, vaccines, or other medical interventions (including licensed products and devices for a purpose other than that for which they were licensed) in humans under a research protocol must be performed under a Food and Drug Administration (FDA) investigational new drug (IND) or investigational device exemption (IDE).

B.9.2.4.2	Exceptions must be granted in writing by FDA. If the proposed clinical trial will be performed under an IND or IDE, the Contractor must provide BARDA with the name and institution of the IND or IDE sponsor, the date the IND or IDE was filed with FDA, the FDA IND or IDE number, any written comments from FDA, and the written responses to those comments.

B.9.2.4.3	The Contractor must wait 30 days from FDA receipt of an initial IND or IDE application before initiating a clinical trial.

B.9.2.4.4	The Contractor must notify BARDA if the FDA places the study on clinical hold and provide BARDA any written comments from FDA, written responses to the comments, and documentation in writing that the hold has been lifted.

B.9.2.4.5	The Contractor must not use grant or contract funds during a clinical hold.

B.9.2.5. Required Time-Sensitive Notification

B.9.2.5.1	Under an IND or IDE, the sponsor must provide FDA safety reports of serious adverse events. Under these Clinical Terms of Award, the Contractor must submit copies to the responsible BARDA the Contracting Officer's technical representative (COTR) as follows:

	1.	Expedited safety report of unexpected or life-threatening experience or death – A copy of any report of unexpected or life-threatening experience or death associated with the use of an IND drug, which must be reported to FDA by telephone or fax as soon as possible but no later than seven days after the IND sponsor’s receipt of the information, must be submitted to the BARDA program officer or the contracting officer's technical representative within 24 hours of FDA notification.

	2.	Expedited safety reports of serious and unexpected adverse experiences – A copy of any report of unexpected and serious adverse experience associated with use of an IND drug or any finding from tests in laboratory animals that suggests a significant risk for human subjects, which must be reported in writing to FDA as soon as possible but no later than 15 days after the IND sponsor’s receipt of the information, must be submitted to the BARDA Contracting Officer’s Technical Representative within 24 hours of FDA notification.

	3.	IDE reports of unanticipated adverse device effect – A copy of any reports of unanticipated adverse device effect submitted to FDA must be submitted to the BARDA Contracting Officer’s Technical Representative within 24 hours of FDA notification.

	4.	Expedited safety reports – should be sent to the BARDA Contracting Officer’s Technical Representative concurrently with the report to FDA.

	5.	Other adverse events documented during the course of the trial should be included in the annual IND or IDE report and reported to the BARDA annually.

B.9.2.5.2	In case of problems or issues, the BARDA COTR will contact the Contractor within 10 working days by email or fax.

Safety reporting for research not performed under an IND or IDE
B.9.2.5.3	Ongoing safety reporting requirements for research not performed under an IND or IDE shall be mutually agreed upon by the BARDA Contracting Officer’s Technical Representative and the Contractor.

     Section C. - Statement Of Objectives (SOO)

C.1.	General Objectives

[redacted]

	C.1.1.	[redacted]

		C.1.1.1	[redacted]

	C.1.2.	[redacted]

	C.1.3.	[redacted]

	C.1.4.	[redacted]

	C.1.5.	[redacted]

C.2.	Chemistry, Manufacturing, Control (CMC) Objectives

	C.2.1.	[redacted]

	C.2.2.	[redacted]

	C.2.3.	[redacted]

	C.2.4.	[redacted]

	C.2.5	[redacted]

C.3.	Reserved

C.4.	Regulatory, Non-Clinical, and Clinical Objectives

	C.4.1.	[redacted]

	C.4.2.	[redacted]

	C.4.3.	[redacted]

	C.4.4.	[redacted]

		C.4.4.1	[redacted]

		C.4.4.2	[redacted]

		C.4.4.3	[redacted]

	C.4.5.	[redacted]

	C.4.6	[redacted]

C.5.	Shipment, Storage, and Disposition Objectives

	C.5.1.	[redacted]

	C.5.2.	[redacted]

	C.5.3.	[redacted]

	C.5.4.	[redacted]

C.5.5	[redacted]

C.5.6	[redacted]

C.5.7	[redacted]

C.5.8	[redacted]

C.6. Project Management & Risk Mitigation Objectives

C.6.1.	[redacted]

	C.6.1.1	[redacted].

	C.6.1.2.	[redacted]

		C.6.1.2.1	[redacted]

		C.6.1.3.1	[redacted]

C.6.2.	[redacted]

	C.6.2.1.	[redacted]

C.6.3.	[redacted]

	C.6.3.1	[redacted]

I.	[redacted]
II.	[redacted]
III.	[redacted]
IV.	[redacted]
V.	[redacted]
VI.	[redacted]
VII.	[redacted]

[redacted]

C.6.4.	[redacted]

	C.6.4.1	[redacted]

1.	[redacted]
2.	[redacted]
3.	[redacted]
4.	[redacted]
5.	[redacted]
6.	[redacted]
7.	[redacted]
8.	[redacted]

C.6.5	[redacted]

	C.6.5.1	[redacted]

C.6.6.	[redacted]

	C.6.6.1.	[redacted]

	C.6.6.2	[redacted]

	C.6.6.3	[redacted]

C.6.7.	[redacted]

C.6.8.	[redacted]

C.6.9	[redacted]

C.7. Optional CLIN Objectives

C.7.1.	The USG may exercise an optional CLIN to increase the expiry period of the product to 84 months (from date of manufacture).

C.7.1.1
The Contractor shall develop a plan to conduct stability testing on BDS and FDP in conformance with FDA requirements to extend expiry dating to 84 months (from date of manufacture), and seek approval to extend the expiry dating period as appropriate. If the option is exercised, the Contractor shall implement the proposed plan to seek extended expiration dating. (CLIN 0011)

	C.7.1.2.	The Contractor shall develop and implement a plan to address any FDA labeling requirements, such as re-labeling product, associated with obtaining 84 -month expiration dating. (CLIN 0013)

C.7.2	The USG may exercise an optional CLIN to extend the age range for which the antiviral drug is indicated and to include a liquid formulation for the treatment of geriatric and pediatric populations.

	C.7.2.1	The Contractor shall develop a concept plan to conduct studies to extend the range of ages for which the approved antiviral drug is indicated. If the option is exercised, the Contractor shall implement the proposed plan to seek extension of the indicated age range.

	C.7.2.2	The Contractor shall develop a concept plan to conduct studies to include a liquid formulation for therapeutic indication in the geriatric population. If the option is exercised, the Contractor shall implement the proposed plan to include a liquid formulation for a therapeutic indication in the geriatric population. (CLIN 0018)

	C.7.2.3	The Contractor shall continue the development of a liquid formulation for a therapeutic indication in the pediatric population. If the option is exercised, the Contractor shall implement follow-on development activities initiated under CLIN 0017 which are necessary to support a liquid formulation. Contractor shall follow the Pediatric Liquid Formulation Plan (developed under CLIN 0017) to guide activities under CLIN 0021.

C.7.3.	BARDA may exercise an optional CLIN to extend the label indication to include an intravenous (I.V.) formulation. (CLIN 0016)

	C.7.3.1	The Contractor shall develop a concept plan to conduct post-approval studies to extend the label indication to include an I.V. formulation for the treatment of severely ill individuals. If the option is exercised, the Contractor shall implement the proposed plan to seek label extension to include an I.V. formulation.

C.7.4.	BARDA may exercise an optional CLIN to extend the label indication to include post event prophylactic use. (CLIN 0019)

	C.7.4.1	The Contractor shall develop a concept plan to conduct human and animal studies to extend the label indication to include prophylactic use of the antiviral in individuals contraindicated for vaccination, either in place of vaccination or in combination with vaccination to reduce the side effects of the live vaccine. If the option is exercised, the Contractor shall implement the proposed plan to seek label extension to include prophylactic use in vaccine-contraindicated populations.

C.7.5	BARDA may exercise optional CLINs to purchase additional antiviral treatment courses. (CLIN 0014)

	C.7.5.1	The Contractor shall submit a plan and schedule for antiviral drug product manufacture and control at large-scale production and under cGMP compliance to deliver up to an additional 12 million treatment courses.

	C.7.5.2	[redacted]

[redacted]

C.7.6.	The USG may exercise an option for the Contractor to maintain a cGMP warm-base manufacturing capability. (CLIN 0020)

	C.7.6.1	The Contractor shall submit a plan to produce, release, maintain, and monitor the minimum number of lots per year of BDS, and to fill/finish the corresponding lot(s) of FDP, at a commercial scale to maintain antiviral drug cGMP capability (warm-base) for the life of the contract extension. Should the government decide to exercise the warm base option then later exercise options for additional doses. The warm base price shall be decremented from the Warm Base price per dose

C.7.7.	The BARDA may exercise an option to implement the Phase 4 post-marketing commitment plan, as described in Section C.4.5., to collect human safety and efficacy data when the product is used in the event of a declared emergency. (CLIN 00010)

C.7.8	Additional Clinical and Non –Clinical Studies (CLIN 00015): Additional clinical or non-clinical studies shall be included as an optional Cost plus CLIN with a Not-To-Exceed value. The scope of work is as follows: Upon award, the Contractor shall conduct additional clinical or non-clinical studies necessary to achieve an approved CDER label indication for treatment of symptomatic adults with a smallpox infection. Modifications to this CLIN are likely due to the regulatory uncertainty of drug approval under the animal rule. Exercise of this optional CLIN will be subject to the time parameters set forth in the Project BioShield Act and determination by BARDA of a change within the scope of the Contract. (CLIN 0015)

C.8.	Delivery Schedule

	C.8.1	Contractor shall propose a delivery schedule that may be subject to negotiation. The schedule for delivery of the smallpox antiviral drug shall be set forth in Section F.6 of this contract.

C. 9. Reporting Requirements

See section F.3 for specific reporting requirements.

C.9.1	Performance of the contract will be monitored by the COTR and CO on a regular basis via teleconference every two weeks, monthly reports, and quarterly basis via site visits. The Contracting Officer will be responsible for inspection and acceptance of product; the COTR and CO will be responsible for conducting an annual performance evaluation, and facilitating the Project Coordination Team (PCT).

C.9.2	Monitoring of the development contract will be based on periodic reporting by the Contractor. Reporting requirements and deliverables will be supplemented by quarterly visits to relevant development, manufacturing or administrative sites. The first “kick-off” site visit will be convened within 30 days of contract award to review HHS procedures, processes and expectations, as well as Contractor’s development data and plans. Program assessment will be performed by qualified subject matter experts in clinical development, engineering, manufacturing, quality control, regulatory affairs, etc.

Section D – Packaging and Marking

D.1. Method of Delivery

Unless otherwise specified by the Contracting Officer, delivery of the items other than the smallpox antiviral treatment courses to be furnished to the government under this Contract (including invoices) shall be made by first class mail, overnight carrier, or e-mail.

D.2. Packaging

Packaging shall be consistent with the FDA-approved labeling and packaging for this product at the time of manufacture. Appropriate packaging and labeling changes may be required for product delivered under the IND (for possible pre-approval use under provisions of EUA), and following product FDA marketing approval.

D.3. Report Deliverables

Unless otherwise specified by the Contracting Officer delivery of reports to be furnished to the government under the resultant contract (including invoices), shall be addressed as follows:

Contracting Officer	Contracting Officer Technical Representative
HHS/ASPR/AMCG	HHS/ASPR/BARDA
330 Independence Avenue, S.W.	330 Independence Avenue, S.W.
Room G644	Room G644
Washington, DC 20201	Washington, DC 20201
Email:	Email:

D.4. Shipping

Shipment of deliverables to SNS and storage shall be performed in accordance with Section C: SOO and authorization by the Contracting Officer.

Section E – Inspection and Acceptance

FAR 52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.acquisition.gov/comp/far/index.html

FAR Source	Title and Date
FAR Clause 52.243-1	Changes – Fixed Price (Aug 1987)
FAR Clause 52.246-1	Contractor Inspection Requirements (Apr 1984)
FAR Clause 52.246-2	Inspection of Supplies – Fixed Price (Aug 1996)
FAR Clause 52.246-8	Inspection of R& D – Cost Reimbursement (May 2001)
FAR Clause 52.246-16	Responsibility of Supplies (Apr 1984)

E.1. Inspection and Acceptance (July 1999)

Inspection and acceptance of the articles, services, and documentation called for herein shall be accomplished by the Contracting Officer, or his/her duly authorized representative (who for the purposes of this contract shall be the COTR or other Contracting Officer designee) at the destination of the articles, services or documentation.

Section F - Deliveries or Performance

FAR Clause	Title and Date
FAR 52.211-17	Delivery of Excess Quantities (Sept 1989)
FAR 52.242-15	Stop Work Order (Aug 1989)
FAR 52.242-15, Alt 1	Stop Work Order, Alternate 1 (Apr 1984)
FAR 52.242-17	Government Delay of Work (Apr 1984)
FAR 52.247-34	FOB Destination (Nov 1991)

F.1. Period of Performance

The base period of contract performance of this contract is 5 years from date of award May 16, 2011 – May 15, 2016).

F. 2. Place and Method of Delivery

F.2.1.	Delivery of smallpox antiviral treatment courses and other deliverables shall be in accordance with FAR 52.247-34 entitled F.O.B. DESTINATION.

F.2.2	Place of Delivery: The product shall be delivered to a Strategic National Stockpile (SNS) site(s) to be announced prior to time of delivery.

F.2.2.1.	The Contractor shall notify the Contracting Officer in writing at least thirty (30) calendar days prior to each proposed delivery of FDP. After receipt of each notification, the Contracting Officer will either consent or reject that delivery. If the Contracting Officer rejects that delivery, then Contractor shall not make that delivery. Examples of scenarios when the Contracting Officer may reject the Contractor’s request include but are not limited to USG-personnel unavailability, Contractor non-compliances, or USG excusable delays. If the Contracting Officer consents to that delivery, the Contracting Officer will furnish a location for that delivery to the Contractor at least five (5) business days prior to that delivery.

F.2.3.	Unless otherwise specified, deliveries shall be made to the Delivery Point Monday through Friday (excluding Federal Holidays) between the hours of 8:30 a.m. and 5:30 p.m. EST only. Supplies or services schedule for delivery on a Federal holiday shall be made the following business day.

F.2.4	A method (e.g., TempTales) for determining shipping temperatures during transport will be included at appropriate locations with proximity to the product during transit. Data from temperature recording devices will have the capability of being “down-loaded” and read by designated BARDA personnel prior to off-loading of the product at SNS destination.

F.2.5	Product determined to be out of compliance for shipping temperature specifications will not be accepted or off-loaded from the Contractor’s own or subcontracted conveyance, but will be immediately returned to the manufacturer by the same transport used for delivery.

F.3. Contract Deliverables and Reporting Requirements

F.3.1.	Sample Inspections

	F.3.1.1	At the discretion of the BARDA and independent of testing conducted by the Contractor, the USG reserves the right to conduct site visits and collect samples of product held by the Contractor and/or stored by the SNS.

F.3.2.	Disposition of Antiviral Inventory

	F.3.2.1	Upon expiration or termination (including partial termination) of this Contract, the USG may effect final distribution of any drug produced on this Contract, and remaining in storage at the Contractor’s facility by any one or combination of the following methods:

		a.	The USG may elect to direct the Contractor to ship to a consignee(s) designated by the USG, all drug remaining in storage at the Contractor’s facility.

		b.	The USG may offer the drug to be repurchased by the Contractor at the original purchase price.

		c.	The USG may dispose of the drug in the SNS or direct the Contractor to dispose of unshipped drug developed in support of this contract but in excess of the 1.7 Million courses requested.

	F.3.2.2.	Upon expiration or termination (including partial termination) of this Contract, the USG may effect final distribution of any smallpox antiviral remaining in storage at the Contractor’s facility. Disposition of the product shall be negotiated upon expiration or contract termination.

F.3.3 - Reporting Requirements

#	Type of Deliverable	Frequency/ time periods	Description of Deliverable	Reporting Procedures	Quantity/ Form
1.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
2.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
3.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
4.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
5.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
6.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
7.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
8.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
9	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
10	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
11	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
12	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

#	Type of Deliverable	Frequency/ time periods	Description of Deliverable	Reporting Procedures	Quantity/ Form
13	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
14	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
15	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
16	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
17	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
18	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
19	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
20	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
21	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
22	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
23	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
24	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
25	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
26	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
27	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
28	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
29	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

Project Bioshield Specific Deliverables
1.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
2.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
3.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
4.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
5.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
6.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
7.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
8.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
9.	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

F.4. Contract Milestones and Go/NO GO Decision Gates

Section F.3 - Table–B:
Contract Milestones and GO/NO GO Decision Gates

Mstn #	GO/NO GO Decision Gates	Go Criteria	No-Go Criteria	Deliverable	SOO/WBS#	Date
[redacted]
1	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
2	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
3	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
4	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
5	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
6	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
7	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
8	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

F.6. Delivery Schedule

Delivery Number	Number of Doses	FDP Lot Number	Delivery Date
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
Total	[redacted]

Section G – Contract Administration

ARTICLE G.1. CONTRACTING OFFICER

The Contracting Officer (CO) will represent the Government for the purpose of this contract.

The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this contract.

The Contracting Officer is the only person with the authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimburse to the Contractor of any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this contract.

No information other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the US Government, other otherwise, shall be considered grounds for deviation from any stipulation of this contract.

The Government may unilaterally change its designated Contacting Officer

ARTICLE G.2. CONTRACTING OFFICER'S TECHNICAL REPRESENTATIVE (COTR)

The following Contracting Officer's Technical Representative (COTR) will represent the Government for the purpose of this contract:

[redacted]
[redacted]

As delegated by the Contracting Officer, the COTR is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) assisting the contracting Officer in interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

G.3. Payment by Electronic Funds Transfer – Central Contractor Registration (Oct 2003)

(a) The Government shall use electronic funds transfer to the maximum extent possible when making payments under this contract. FAR 52.232-34 (May 1999), Payment by Electronic Funds Transfer in Section I, requires the Contractor to designate in writing a financial institution for receipt of electronic funds transfer payments.

(b) The Contractor shall make the designation by submitting the form titled “ACH Vendor/Miscellaneous Payment Enrollment Form” to the address indicated below. Note: The form may be either attached to this solicitation (see Section J, List of Attachments) or may be obtained by contacting the Contracting Officer.

(c) In cases where the Contractor has previously provided such designation, i.e., pursuant to a prior contract/order, and has been enrolled in the program, the form may not be required unless the designation has changed.

(d) The completed form shall be submitted prior to contract award, but no later than 14 calendar days before an invoice is submitted, to the Contracting Officer at the address in Section G.4.

G.4. Invoice Submission

(a) [redacted]

(b) [redacted]

(1) [redacted]
(2) [redacted]
(3) [redacted]
(4) [redacted]
(5) [redacted]
(6) [redacted]
(7) [redacted]
(8) [redacted]
(9) [redacted]
(10) [redacted]
(11) [redacted].
(12) [redacted]

[redacted].

G.5. Evaluation of Contractor Performance (Service) (Jan 2000)

(a) [redacted]

(b) [redacted]

(c) [redacted]

(d) [redacted]

(e) [redacted]

(f) [redacted]

(g) [redacted]

(h) [redacted]

(i) [redacted]

G.6. Contract Communications/Correspondence

The Contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting thereon the contract number from Page 1 of the contract.

G.7. Notice Prior to Publication

The Contractor shall not release any reports, manuscripts, press releases, or abstracts about the work being performed under this contract without written advanced notice to the Contracting Officer, provided that no such notice is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any government entity; for submission to any securities exchange on which the Contractor’s (or its parent corporation’s) securities may be listed for trading; or to third parties relating to securing, seeking, establishing, or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions.

G.8. Press Releases

[redacted]

G.9. Reporting Matters Involving Fraud, Waste, and Abuse

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in BARDA-funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

G. 10 - Indirect Cost Rates

[redacted]

Type	Calendar Year	Calendar Year
	2011	2011-16
Fringe	N/A	N/A
OH	N/A	N/A
G & A	[redacted]	[redacted]
Fee	[redacted]	[redacted]

[redacted]

Section H – Special Contract Requirements

H.1. Prohibition on the Use of Appropriated Funds for Lobbying Activities (Jul 1999)

H. 1.1	The Contractor is hereby notified of the restrictions on the use of HHS funding for lobbying of Federal, State and Local legislative bodies.

H.1.2
Section 1352 of Title 10, United Stated Code (Public Law 101-121, effective 12/23/89), among other things, prohibits a recipient of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions: the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 – Limitations on the Payment of Funds to Influence Federal Transactions and FAR Clause 52.203-12 (Sep 2007).

H.1.3
In addition, the current HHS Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes; for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress; or any State or Local legislative body itself.

H.1.4
The current HHS Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any State or Local legislature.

H.2. Representations, Certifications and Other Statements of Contractors

H. 2.1	The Representations, Certifications and Other Statements of Contractors submitted by the Contractor dated [redacted] are hereby incorporated by reference, with the same force and effect as if they were given in full text.

H.3. Laboratory License Requirements

H. 3.1	The Contractor shall comply with all applicable requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended). This requirement shall also be included in any subcontract for services under the contract.

H.4. Dissemination of Information

H. 4.1
No information related to data obtained under this contract shall be released or publicized without the prior written consent of the CO, whose approval shall not be unreasonably withheld, conditioned, or delayed, provided that no such consent is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any government entity’ for submission to any securities exchange on which the Contractor’s (or its parent corporation’s) securities may be listed for trading; or to third parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions.

H.5. Incorporation of Technical Proposal

H. 5.1	[redacted]
H.6. Protection of Human Subjects

H. 6.1
No contract involving human subjects research shall be awarded until acceptable assurance has been given that the project or activity will be subject to initial and continuing review by an appropriate institutional review committee(s) as described in 45 CFR Part 46. Contracts involving human subjects will not be awarded to an individual unless 1) the individual is affiliated with or sponsored by an institution that has an Office for Human Research Protections (OHRP) approved assurance of compliance in place and 2) the individual will assume responsibility for safeguarding the human subjects involved. The OHRP web site is: http://www.hhs.gov/ohrp. The Contractor further agree to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures that involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

H. 6.2	The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. Nothing in this contract shall be deemed to constitute the Contractor or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent Contractor without imputing liability on the part of the Government for the acts of the Contractor or its employees.

H. 6.3	If at any time during performance of this contract, the Contracting Officer determines, in consultation with the OHRP, that the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects such noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing.

H. 6.4	If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, in consultation with the OHRP, terminate the contract in whole or in part, and the name of the Contractor may be removed from the list of those Contractors with approved HHS Human Subject Assurances.

H.7. Information on Compliance with Animal Care Requirements

H. 7.1
Registration with the U. S. Department of Agriculture (USDA) is required to use regulated species of animals for biomedical purposes. The USDA office contact information is available at http://www.aphis.usda.gov. The USDA is responsible for the enforcement of the Animal Welfare Act (7 U.S.C. 2131 et. seq.), http://www.nal.usda.gov/awic/legislat/awa.htm.

H. 7.2
The Public Health Service (PHS) Policy is administered by the Office of Laboratory Animal Welfare (OLAW) at the National Institutes of Health (NIH), http://grants2.nih.gov/grants/olaw/olaw.htm. An essential requirement of the PHS Policy http://grants2.nih.gov/grants/olaw/references/phspol.htm is that every institution using live vertebrate animals must obtain an approved assurance from OLAW before they can receive funding from any component of the U. S. PHS.

H.7.3	The PHS Policy requires that Assured institutions base their programs of animal care and use on the Guide for the Care and Use of Laboratory Animals http://www.nap.edu/readingroom/books/labrats/ and that they comply with the regulations (9 CFR, Subchapter A) http://www.nal.usda.gov/awic/legislat/usdaleg1.htm issued by the USDA under the Animal Welfare Act. The Guide may differ from USDA regulations in some respects. Compliance with the USDA regulations is an absolute requirement of this Policy.

H. 7.4	The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) http://www.aaalac.org is a professional organization that inspects and evaluates programs of animal care for institutions at their request. Those that meet the high standards are given the Accredited status. As of the 2002 revision of the PHS Policy, the only accrediting body recognized by PHS is the AAALAC. While AAALAC Accreditation is not required to conduct biomedical research, it is highly desirable. AAALAC uses the Guide as its primary evaluation tool. It also uses the Guide for the Care and Use of Agricultural Animals in Agricultural Research and Teaching. It is published by the Federated of Animal Science Societies http://www.fass.org.

H.8. Requirements for Adequate Assurance of Protection of Vertebrate Animal Subjects

H. 8.1
The PHS Policy on Humane Care and Use of Laboratory Animals requires that applicant organizations proposing to use vertebrate animals file a written Animal Welfare Assurance with the OLAW, establishing appropriate policies and procedures to ensure the humane care and use of live vertebrate animals involved in research activities supported by the PHS. The PHS Policy stipulates that an applicant organization, whether domestic or foreign, bears responsibility for the humane care and use of animals in PHS-supported research activities. Also, the PHS policy defines “animal” as “any live, vertebrate animal used, or intended for use, in research, research training, experimentation, biological testing or for related purposes.” This Policy implements and supplements the U.S. Government Principles for the Utilization and Care of Vertebrate Animals Used in Testing, Research, and Training, and requires that institutions use the Guide for the Care and Use of Laboratory Animals as a basis for developing and implementing an institutional animal care and use program. This Policy does not affect applicable State or Local laws or regulations that impose more stringent standards for the care and use of laboratory animals. All institutions are required to comply, as applicable, with the Animal Welfare Act as amended (7 USC 2131 et. seq.) and other Federal statutes and regulations relating to animals. These documents are available from the Office of Laboratory Animal Welfare, National Institutes of Health, Bethesda, MD 20892, (301) 496-7163. See http://grants.nih.gov/grants/olaw/olaw.htm.

H. 8.2
No PHS-supported work for research involving vertebrate animals will be conducted by an organization, unless that organization is operating in accordance with an approved Animal Welfare Assurance and provides verification that the Institutional Animal Care and Use Committee (IACUC) has reviewed and approved the proposed activity in accordance with the PHS policy. Applications may be referred by the PHS back to the institution for further review in the case of apparent or potential violations of the PHS Policy. No award to an individual will be made unless that individual is affiliated with an assured organization that accepts responsibility for compliance with the PHS Policy. Foreign applicant organizations applying for PHS awards for activities involving vertebrate animals are required to comply with PHS Policy or provide evidence that acceptable standards for the humane care and use of animals will be met. Foreign applicant organizations are not required to submit IACUC approval but should provide information satisfactory to the Government assuring the humane care and use of such animal.

H.9. Care of Live Vertebrate Animals

H.9.1.
Before undertaking performance of any contract involving research on live, vertebrate animals, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2316 and 9 CFR Section 2.30. The Contractor shall furnish evidence of such registration to the Contracting Officer.

H. 9.2.
The Contractor shall acquire animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2131-2157 and 9 CFR Sections 2.1-2.11, or from a source that is exempt from licensing under those sections.

H.9.3.
The Contractor agrees that the care and use of any live, vertebrate animals used or intended for use in the performance of this contract will conform with the PHS Policy on Humane Care and Use of Laboratory Animals, the current Animal Welfare Assurance, the Guide for the Care and Use of Laboratory Animals prepared by the Institute of Laboratory Animal Resources, and the pertinent laws and regulations of the USDA (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1-3). In case of conflict between standards, the more stringent standard shall be used.

H.9.4.
If at any time during performance of this contract, the Contracting Officer determines, in consultation with the OLAW, NIH, that the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (1) through (3) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. Notice of\ the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the Contractor's name may be removed from the list of those Contractors with approved PHS Animal Welfare Assurances.

H.9.5
The Contractor may request registration of its facility and a current listing of licensed dealers from the Animal Care Sector Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the sector in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program, may be obtained by contacting: Animal Care Staff USDA/APHIS 4700 River Road, Unit 84 Riverdale, MD 20737 (301) 734-4980. Contractors proposing research that involves live, vertebrate animals will be contacted by OLAW and given detailed instructions on filing a written Animal Welfare Assurance with the PHS. Contractors are encouraged to visit the OLAW website at http://grants.nih.gov/grants/olaw/olaw.htm for additional information. OLAW may be contacted at the NIH at (301) 594-2289.

H.10. Approval of Required Assurance by OLAW

H. 10.1
Under governing regulations, federal funds that are administered by the Department of Health and Human Services, Office of Biomedical Advanced Research and Development Authority (BARDA) shall not be expended by the Contractor for research involving live vertebrate animals, nor shall live vertebrate animals be involved in research activities by the Contractor under this award unless a satisfactory assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 is submitted within 30 days of the date of this award and approved by the Office of Laboratory Animal Welfare (OLAW). Each performance site (if any) must also assure compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 with the following restriction: Only activities that do not directly involve live vertebrate animals (i.e. are clearly severable and independent from those activities that do involve live vertebrate animals) may be conducted by the Contractor or individual performance sites pending OLAW approval of their respective assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28. Additional information regarding OLAW may be obtained via the Internet.

H.11. Liability Protection under the PREP Act

H. 11.1	The Public Readiness & Emergency Preparedness Act (PREP Act), Pub. L. 109- 148, Division C, 119 Stat. 2818 to 2832, amended the Public Health Service Act, 42, U.S.C. 243 et seq., to provide targeted liability protections. The Government agrees that the medical countermeasure delivered by the Contractor under this contract will not be administered in humans unless the Secretary executes a declaration in accordance with section 319F-3(b) of the Public Health Service Act, 42, U.S.C. 247-d-6d, that the medical countermeasure delivered under this contract is a covered countermeasure to which section 319-F3(a) applies subject to the terms and conditions of the declaration.

H.12. Manufacturing Standards

H. 12. 1	The Current Good Manufacturing Practice Regulations (cGMP) Regulations (21 CFR Parts 210-211) will be the standard to be applied for manufacturing, processing and packaging of this product.

H. 12. 2	If at any time during the life of the contract, the Contractor fails to comply with cGMP in the manufacturing, processing and packaging of this product and such failure results in a material adverse effect on the safety, and purity of the product (a material failure) as identified by the FDA, the Contractor shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If the Contractor fails to take such an action within the thirty (30) calendar day period, then the contract may be terminated.

H.13. Prohibition on Contractor Involvement with Terrorist Activities

H. 13. 1	The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to Executive Order 13224 and Public Law 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

H.14. Key Personnel

H. 14.1	The personnel specified in this contract are considered to be essential to the work being performed hereunder. Prior to diverting any of the specified individuals to other programs, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by the Contractor without the written consent of the Contracting Officer; provided that the Contracting Officer may ratify in writing that such diversion and such ratification shall constitute the consent of the Contracting Officer required by this clause. The contract may be modified from time to time during the course of the contract to either add or delete personnel as appropriate.

     Contractor Key Personnel

	Name:	Position:
1.	[redacted]	[redacted]
2.	[redacted]	[redacted]
3.	[redacted]	[redacted]
4.	[redacted]	[redacted]
5.	[redacted]	[redacted]
6.	[redacted]	[redacted]
7.	[redacted]	[redacted]

H.15 Registration with the Select Agent Program for Work Involving the Possession, Use, and/or Transfer of Select Biological Agents or Toxins

H. 15. 1
Work involving select biological agents or toxins shall not be conducted under this contract until the Contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable select agents.

H. 15.2	For prime or subcontract awards to domestic institutions who possess, use, and/or transfer Select Agents under this contract, the institution must complete registration with BARDA, or APHIS, as applicable, before performing work involving Select Agents, in accordance with 42 CFR 73. No Government funds can be used for work involving Select Agents, as defined in 42 CFR 73, if the final registration certificate is denied.

H. 15.3	For prime or subcontract awards to foreign institutions who possess, use, and/or transfer Select Agents under this contract, the institution must provide information satisfactory to the Government that a process equivalent to that described in 42 CFR 73 (http://www.cdc.gov/od/sap/docs/42cfr73.pdf ) for U.S. institutions is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents. The Contractor must provide information addressing the following key elements appropriate for the foreign institution: safety, security, training, procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and any applicable laws, regulations and policies equivalent to 42 CFR 73. The Government will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73. When requested by the contracting officer, the Contractor shall provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents. This includes summaries of safety, security, and training plans, and applicable laws, regulations, and policies. For the purpose of security risk assessments, the Contractor must access to the Select Agents and procedures for ensuring that only approved and appropriate individuals have access to Select Agents under the contract.

H. 15.4	Listings of HHS Select Agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.cdc.gov/od/sap/.

H.16 Project BioShield Act (P.L. 108-276, dated 7/21/04) and Pandemic All Hazards Preparedness Act (P.L. 109-417, dated 12/19/06) Implementation

H. 16.1.	Advance payment (up to 10% of the negotiated contract amount) and/or milestone payments (in increments of 5% but not more than 50% of the total negotiated contract amount) have been negotiated and made apart of this contract.

H. 16.2	Approvals for advance payments and or milestone payments have been agreed upon as follows:
  Advance Payment – [redacted] of the total negotiated contract amount

  Milestone payment [redacted] : Successful submission of NDA– [redacted] of the total negotiated contract amount for the successful submission of NDA package to the FDA. ([redacted])

  Milestone payment ([redacted]): Completion of Final Drug Product (FDP) Commercial Validation batches and report. [redacted] of the total negotiated contract amount for the completion of FDP Commercial Validation batches and report. ([redacted])

  (Milestone payment ([redacted]): Approved Product Labeling Strategy – [redacted] of the total negotiated contract amount for the approval of the product labeling strategy ([redacted])
1. [redacted] Project BioShield Advance Payment - $40,981,175.00

The HHS Secretary has determined that an advance payment is necessary to ensure success of this project, and has authorized a [redacted] advance payment in accordance with 42 USC 247d-6b(c)(7)(C)(ii)(I) PAYMENT CONDITIONED ON DELIVERY. This [redacted] advance payment equates to 40,981,175.00 and is required to be repaid if there is a failure to perform by the Contractor under the contract.

Nothing in the PAYMENT CONDITIONED UPON DELIVERY sub-clause shall be construed as affecting the rights of vendors under provisions of law or regulation (including the Federal Acquisition Regulation) relating to the termination of contracts for the convenience of the Government.

Upon notification of receipt and notification of approval of the Final Security Plan, the Contractor shall invoice for $5,000,000. The remaining balance of $35,981,175 shall be invoiced [redacted] days of performance (TBD).

1. Milestone Payment at [redacted] for a total of $20,490,587. (Successful submission of NDA)

Nothing in the PAYMENT CONDITIONED UPON DELIVERY sub-clause shall be construed as affecting the rights of vendors under provisions of law or regulation (including the Federal Acquisition Regulation) relating to the termination of contracts for the convenience of the Government.

Completion of each individual milestone is required prior to the issuance of each respective milestone payment. The contractor shall submit the deliverable (See below) for each respective milestone to the Project Officer and Contracting Officer for review by the appropriate date, and is subject to Government concurrence and approval. The Contractor shall invoice for the milestone payment $20,490,587) after Government approval is provided.

2A. 1 Milestone Payment at [redacted] for a total of $8,196,235.00 (Completion of Final Drug Product (FDP) Commercial Validation batches and report)

Nothing in the PAYMENT CONDITIONED UPON DELIVERY sub-clause shall be construed as affecting the rights of vendors under provisions of law or regulation (including the Federal Acquisition Regulation) relating to the termination of contracts for the convenience of the Government.

Completion of each individual milestone is required prior to the issuance of each respective milestone payment. The contractor shall submit the deliverable (See below) for each respective milestone to the Project Officer and Contracting Officer for review by the appropriate date, and is subject to Government concurrence and approval. The Contractor shall invoice for the milestone payment $8,196,235.00 after Government approval is provided.

2B. 1 Milestone Payment at [redacted] for a total of $12,294,352.00 (Approved Product Labeling Strategy)

Nothing in the PAYMENT CONDITIONED UPON DELIVERY sub-clause shall be construed as affecting the rights of vendors under provisions of law or regulation (including the Federal Acquisition Regulation) relating to the termination of contracts for the convenience of the Government.

Completion of each individual milestone is required prior to the issuance of each respective milestone payment. The contractor shall submit the deliverable (See below) for each respective milestone to the Project Officer and Contracting Officer for review by the appropriate date, and is subject to Government concurrence and approval. The Contractor shall invoice for the milestone payment 12,294,352.00 after Government approval is provided.

Adanced and Milestone Payments from CLIN-0001
#	Payment	Deliverable	Date	Payment
Milestones
Advance Payment
1	[redacted]	[redacted]	[redacted]	[redacted]

Payment Milestones #1
1	[redacted]	[redacted]	[redacted]	[redacted]

2A	[redacted]	[redacted]	[redacted]	[redacted]
2B	[redacted]	[redacted]	[redacted]	[redacted]

PART II – CONTRACT CLAUSES

Section I – Contract Clauses

I.1. General Clauses for a Negotiated Fixed Price Supply Contract with Cost Reimbursement Contract Line Items Numbers

Federal Acquisition Regulation (FAR) (48 CFR CHAPTER 1) Clauses

Negotiated Fixed-Price Supply Contract – Applicable to the Fixed Priced CLINS in the schedule.
Reg	Clause	Date	Clause Title
FAR	52.202-1	Jul 2004	Definitions (Over the Simplified Acquisition Threshold)
FAR	52.203-3	Apr 1984	Gratuities (Over the Simplified Acquisition Threshold)
FAR	52.203-5	Apr 1984	Covenant Against Contingent Fees (Over the Simplified Acquisition Threshold)
FAR	52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government (Over the Simplified Acquisition Threshold)
FAR	52.203-7	Oct 2010	Anti-Kickback Procedures (Over the Simplified Acquisition Threshold)
FAR	52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
FAR	52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
FAR	52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions (Over $150,000)
FAR	52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over the Simplified Acquisition Threshold)
FAR	52.204-7	Apr 2008	Central Contractor Registration
FAR	52.204-10	Jul 2010	Reporting Executive Compensation and First-Tier Subcontract Awards ($25,000 or more)
FAR	52.209-6	Dec 2010	Protecting the Government's Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $30,000)
FAR	52.211-5	Aug 2000	Material Requirements
FAR	52.215-2	Oct 2010	Audit and Records - Negotiation [Note: Applies to ALL contracts funded in whole or in part with Recovery Act funds, regardless of dollar value, AND contracts over the Simplified Acquisition Threshold funded exclusively with non-Recovery Act funds.]
FAR	52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
FAR	52.215-10	Oct 2010	Price Reduction for Defective Cost or Pricing Data (Over $700,000)

FAR	52.215-12	Oct 2010	Subcontractor Cost or Pricing Data (Over $700,000)
FAR	52.215-14	Oct 2010	Integrity of Unit Prices (Over the Simplified Acquisition Threshold)
FAR	52.215-15	Oct 2010	Pension Adjustments and Asset Reversions (Over $700,000)
FAR	52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
FAR	52.215-19	Oct 1997	Notification of Ownership Changes
FAR	52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data – Modifications
FAR	52.219-8	Jan 2011	Utilization of Small Business Concerns (Over the Simplified Acquisition Threshold)
FAR	52.219-9	Jan 2011	Small Business Subcontracting Plan (Over $650,000, $1.5 million for Construction)
FAR	52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $650,000, $1.5 million for Construction)
FAR	52.222-19	Jul 2010	Child Labor--Cooperation with Authorities and Remedies
FAR	52.222-20	Oct 2010	Walsh-Healey Public Contracts Act
FAR	52.222-21	Feb 1999	Prohibition of Segregated Facilities
FAR	52.222-26	Mar 2007	Equal Opportunity
FAR	52.222-35	Sep 2010	Equal Opportunity for Veterans ($100,000 or more)
FAR	52.222-36	Oct 2010	Affirmative Action for Workers with Disabilities
FAR	52.222-37	Sep 2010	Employment Reports on Veterans ($100,000 or more)
FAR	52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act (Over the Simplified Acquisition Threshold)
FAR	52.222-50	Feb 2009	Combating Trafficking in Persons
FAR	52.222-54	Jan 2009	Employment Eligibility Verification (Over the Simplified Acquisition Threshold)
FAR	52.223-6	May 2001	Drug-Free Workplace
FAR	52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)
FAR	52.223-18	Sep 2010	Contractor Policy to Ban Text Messaging While Driving
FAR	52.225-1	Feb 2009	Buy American Act – Supplies
FAR	52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
FAR	52.227-1	Dec 2007	Authorization and Consent
FAR	52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
FAR	52.227-3	Apr 1984	Patent Indemnity
FAR	52.229-3	Apr 2003	Federal, State and Local Taxes (Over the Simplified Acquisition Threshold)
FAR	52.232-1	Apr 1984	Payments

FAR	52.232-8	Feb 2002	Discounts for Prompt Payment
FAR	52.232-9	Apr 1984	Limitation on Withholding of Payments
FAR	52.232-11	Apr 1984	Extras
FAR	52.232-17	Oct 2010	Interest (Over the Simplified Acquisition Threshold)
FAR	52.232-23	Jan 1986	Assignment of Claims
FAR	52.232-25	Oct 2008	Prompt Payment
FAR	52.232-33	Oct 2003	Payment by Electronic Funds Transfer--Central Contractor Registration
FAR	52.233-1	Jul 2002	Disputes
FAR	52.233-3	Aug 1996	Protest After Award
FAR	52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
FAR	52.242-13	Jul 1995	Bankruptcy (Over the Simplified Acquisition Threshold)
FAR	52.243-1	Aug 1987	Changes - Fixed-Price
FAR	52.244-6	Dec 2010	Subcontracts for Commercial Items
FAR	52.249-2	May 2004	Termination for the Convenience of the Government (Fixed-Price)
FAR	52.249-8	Apr 1984	Default (Fixed-Price Supply and Service)(Over the Simplified Acquisition Threshold)
FAR	52.253-1	Jan 1991	Computer Generated Forms
HHSAR	352.202-1	Jan 2006	Definitions
HHSAR	352.203-70	Jan 2006	Anti-Lobbying (Over Simplified Acquisition Threshold)
HHSAR	352.222-70	Jan 2010	Contractor Cooperation in Equal Employment Opportunity Investigations
HHSAR	352.227-70	Jan 2006	Publications and Publicity
HHSAR	352.231-71	Jan 2001	Pricing of Adjustments
HHSAR	352.242-70	Jan 2006	Key Personnel
HHSAR	352.242-73	Jan 2006	Withholding of Contract Payments

Negotiated Cost-Reimbursement Service Contract – Applicable to the Cost CLINS in the schedule.
Reg	Clause	Date	Clause Title
FAR	52.202-1	Jul 2004	Definitions (Over the Simplified Acquisition Threshold)
FAR	52.203-3	Apr 1984	Gratuities (Over the Simplified Acquisition Threshold)
FAR	52.203-5	Apr 1984	Covenant Against Contingent Fees (Over the Simplified Acquisition Threshold)
FAR	52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government (Over the Simplified Acquisition Threshold)
FAR	52.203-7	Oct 2010	Anti-Kickback Procedures (Over the Simplified Acquisition Threshold)

FAR	52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
FAR	52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
FAR	52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions (Over $150,000)
FAR	52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over the Simplified Acquisition Threshold)
FAR	52.204-7	Apr 2008	Central Contractor Registration
FAR	52.204-10	Jul 2010	Reporting Executive Compensation and First-Tier Subcontract Awards ($25,000 or more)
FAR	52.209-6	Dec 2010	Protecting the Government's Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $30,000)
FAR	52.215-2	Oct 2010	Audit and Records - Negotiation [Note: Applies to ALL contracts funded in whole or in part with Recovery Act funds, regardless of dollar value, AND contracts over the Simplified Acquisition Threshold funded exclusively with non-Recovery Act funds.]
FAR	52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
FAR	52.215-10	Oct 2010	Price Reduction for Defective Cost or Pricing Data (Over $700,000)
FAR	52.215-12	Oct 2010	Subcontractor Cost or Pricing Data (Over $700,000)
FAR	52.215-15	Oct 2010	Pension Adjustments and Asset Reversions (Over $700,000)
FAR	52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
FAR	52.215-19	Oct 1997	Notification of Ownership Changes
FAR	52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data – Modifications
FAR	52.215-23	Oct 2009	Limitations on Pass-Through Charges (Over the Simplified Acquisition Threshold)
FAR	52.216-7	Dec 2002	Allowable Cost and Payment
FAR	52.216-8	Mar 1997	Fixed Fee
FAR	52.219-8	Jan 2011	Utilization of Small Business Concerns (Over the Simplified Acquisition Threshold)
FAR	52.219-9	Jan 2011	Small Business Subcontracting Plan (Over $650,000, $1.5 million for Construction)
FAR	52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $650,000, $1.5 million for Construction)
FAR	52.222-2	Jul 1990	Payment for Overtime Premium (Over the Simplified Acquisition Threshold) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
FAR	52.222-3	Jun 2003	Convict Labor
FAR	52.222-21	Feb 1999	Prohibition of Segregated Facilities
FAR	52.222-26	Mar 2007	Equal Opportunity
FAR	52.222-35	Sep 2010	Equal Opportunity for Veterans ($100,000 or more)
FAR	52.222-36	Oct 2010	Affirmative Action for Workers with Disabilities

FAR	52.222-37	Sep 2010	Employment Reports on Veterans ($100,000 or more)
FAR	52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act (Over the Simplified Acquisition Threshold)
FAR	52.222-50	Feb 2009	Combating Trafficking in Persons
FAR	52.222-54	Jan 2009	Employment Eligibility Verification (Over the Simplified Acquisition Threshold)
FAR	52.223-6	May 2001	Drug-Free Workplace
FAR	52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)
FAR	52.223-18	Sep 2010	Contractor Policy to Ban Text Messaging While Driving
FAR	52.225-1	Feb 2009	Buy American Act – Supplies
FAR	52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
FAR	52.227-1	Dec 2007	Authorization and Consent
FAR	52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
FAR	52.227-14	Dec 2007	Rights in Data – General
FAR	52.232-9	Apr 1984	Limitation on Withholding of Payments
FAR	52.232-17	Oct 2010	Interest (Over the Simplified Acquisition Threshold)
FAR	52.232-20	Apr 1984	Limitation of Cost
FAR	52.232-23	Jan 1986	Assignment of Claims
FAR	52.232-25	Oct 2008	Prompt Payment, Alternate I (Feb 2002)
FAR	52.232-33	Oct 2003	Payment by Electronic Funds Transfer--Central Contractor Registration
FAR	52.233-1	Jul 2002	Disputes
FAR	52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)
FAR	52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
FAR	52.242-1	Apr 1984	Notice of Intent to Disallow Costs
FAR	52.242-3	May 2001	Penalties for Unallowable Costs (Over $700,000)
FAR	52.242-4	Jan 1997	Certification of Final Indirect Costs
FAR	52.242-13	Jul 1995	Bankruptcy (Over the Simplified Acquisition Threshold)
FAR	52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate I (Apr 1984)
FAR	52.244-2	Oct 2010	Subcontracts (Over the Simplified Acquisition Threshold), Alternate I (June 2007)
FAR	52.244-5	Dec 1996	Competition in Subcontracting (Over the Simplified Acquisition Threshold)
FAR	52.244-6	Dec 2010	Subcontracts for Commercial Items
FAR	52.245-1	Aug 2010	Government Property
FAR	52.245-9	Aug 2010	Use and Charges

FAR	52.246-25	Feb 1997	Limitation of Liability - Services (Over the Simplified Acquisition Threshold)
FAR	52.249-6	May 2004	Termination (Cost-Reimbursement)
FAR	52.249-14	Apr 1984	Excusable Delays
FAR	52.253-1	Jan 1991	Computer Generated Forms
HHSAR	352.202-1	Jan 2006	Definitions - with Alternate paragraph (h) (Jan 2006)
HHSAR	352.203-70	Jan 2006	Anti-Lobbying (Over Simplified Acquisition Threshold)
HHSAR	352.216-70	Jan 2006	Additional Cost Principles
HHSAR	352.222-70	Jan 2010	Contractor Cooperation in Equal Employment Opportunity Investigations
HHSAR	352.227-70	Jan 2006	Publications and Publicity
HHSAR	352.228-7	Dec 1991	Insurance - Liability to Third Persons
HHSAR	352.233-71	Jan 2006	Litigation and Claims
HHSAR	352.242-70	Jan 2006	Key Personnel
HHSAR	352.242-73	Jan 2006	Withholding of Contract Payments
HHSAR	352.242-74	Apr 1984	Final Decisions on Audit Findings

I.2. Department of Health and Human Services Acquisition Regulation (HHSAR) (48 CDR Chapter 3 ) CLAUSES

HHSAR
Clause No.	Date	Title
352.202-1	Jan 2006	Definitions
352.223-70	Jan 2006	Safety and Health
352.228-7	Dec 1991	Insurance – Liability to Third Persons
352.234-2	Oct 2008	Notice of EVMS – Post Award
352.242-73	Jan 2006	Withholding of Contractor Payment
352.242-74	Apr 1984	Final Decisions on Audit Findings
352.231-71	Jan 2001	Pricing of Adjustments
352.242-70	Jan 2006	Key Personnel
352.227-70	Jan 2006	Publication & Publicity
352.201-70	Jan 2006	Paperwork Reduction Act
352.270-4	Jan 2006	Protection of Human Subjects

Note: The Office for Human Research Protections (OHRP), Office of the Secretary (OS), Department of Health and Human Services (DHHS) is the office responsible for oversight of the Protection of Human subjects and should replace Office for Protection from Research Risks (OPRR), National Institutes of Health (NIH) wherever it appears in this clause.

352.270-5	Jan 2006	Care of Live Vertebrate Animals
35.270-6	Jan 2006	Restriction on use of Human Subjects
352.203-70	Jan 2006	Anti-Lobbying (over $100,000)
352.224-70	Jan 2006	Privacy Act

I.3. ADDITIONAL CONTRACT CLAUSES

The following clauses(s), as applicable, will be made part of the resultant contract. Please note that any contract resulting from this solicitation is not limited to the clauses listed below. These clauses represent some of the most commonly used. Any additional clauses deemed necessary by the Government will be discussed during negotiations.

FEDERAL ACQUISITION REGULATION (FAR) ( 48 CDR CHAPTER 1) CLAUSES

52.225 – 18 – Place of Manufacture (Sep 2006)

52.217-7 - Option for Increase Quantity – Separately Priced Line Item (Reserved) (Mar 1989). “ … the Contracting Officer may exercise the option by written notice to the Contractor within 60 days prior to the expiration of this contract . . .”

               i. - Waiver of Facilities Capital Cost of Money (October 1997)

52.224-1 - Privacy Act Notification (April 1984)

52.224-2, Privacy Act (April 1984)

52.227-14, Rights in Data – General (Dec 2007)

I.4 ADDITIONAL CONTRACT CLAUSES

Any authorized substitution or modifications of the General Clauses will be based on the type of contract and contractor will be determining during negations.

It is expected that the following clause will be made part of the resultant contract.

FAR 52.216-7. Allowable Cost & Payment (DEC 2002) (Deviation). Paragraph (a) (1) is modified to read:

In accordance with Public Law 108-276, the Contractor may not invoice payment under contract line item number (CLIN’s ) 0007, 0008, and 0009 prior to the satisfying the paragraph “ Payment conditioned on delivery” ( see B.7). After satisfaction of the paragraph “Payment conditioned on delivery,” the USG will make payments to the contractor when requested as work progresses, but (except for small business concerns) not more than once every 2 weeks, in amount determined to be allowable by the Contracting Officer in accordance with Federal Acquisition Regulation (FAR) Subpart 31.2 in effect on the date of this contract and the terms of the contract. The contractor may submit to an authorized representative of the Contracting Officer, in such form and reasonable detail as the representative may require, an invoice or voucher supported by a statement of the claimed allowable cost for performing this contract.

PART III – List of Documents, Exhibits, and Other Attachments

Section J - List of Attachments

The following Attachments are provided in full text with this Solicitation:

1.	Summary of Related Activities

2.	Protection of Human Subjects

3.	Disclosure of Lobbying Activities

4.	Invoice Instructions for Fixed Price Contracts

5.	Contractor Performance Evaluation Report

6.	ACH Vendor/Miscellaneous Payment Enrollment Form

7.	Security and Information Technology Plan Requirements

8.	Risk Mitigation Plan/Matrix Template

9.	Work Breakdown Structure Template

10.	Integrated Master Schedule Template

11.	Subcontracting Plan

12.	7 Principles Tier 2 System Implementation Intent Guide

SUMMARY OF RELATED ACTIVITIES

The following specific information must be provided by the Contractor pertaining to the Project Director, Principal Investigator, and each of any other proposed key professional individuals designated for performance under any resulting contract.

a.	Identify the total amount of all presently active federal contracts/cooperative agreements/grants and commercial agreements citing the committed levels of effort for those projects for each of the key individuals* in this proposal.

Professional's Name and Title/Position:

	Identifying Number	Agency	Total Effort Committed

1.
2.
3.
4.
*If an individual has no obligation(s), so state.

b.	Provide the total number of outstanding proposals, exclusive of the instant proposal, having been submitted by your organization, not presently accepted but in an anticipatory stage, which will commit levels of effort by the proposed professional individuals*.

Professional's Name and Title/Position:

	Identifying Number	Agency	Total Effort Committed

1.
2.
3.
4.
*If no commitment of effort is intended, so state.

c.	Provide a statement of the level of effort to be dedicated to any resultant contract awarded to your organization for those individuals designated and cited in this proposal.

	Name	Title/Position	Total Proposed Effort

1.
2.
3.
4.

Protection of Human Subjects
Assurance Identification/IRB Certification/Declaration of Exemption
(Common Rule)
Policy: Research activities involving human subjects may not be conducted or supported by the Departments and Agencies adopting the Common Rule (56FR28003, June 18, 1991) unless the activities are exempt from or approved in accordance with the Common Rule. See section 101(b) of the Common Rule for exemptions. Institutions submitting applications or proposals for support must submit certification of appropriate Institutional Review Board (IRB) review and approval to the Department or Agency in accordance with the Common Rule.	Institutions must have an assurance of compliance that applies to the research to be conducted and should submit certification of IRB review and approval with each application or proposal unless otherwise advised by the Department or Agency.

1. Request Type	2. Type of Mechanism	3. Name of Federal Department or Agency and, if known, Application or Proposal Identification No.
[ ] ORIGINAL	[ ] GRANT [ ] CONTRACT [ ] FELLOWSHIP
[ ] CONTINUATION	[ ] COOPERATIVE AGREEMENT
[ ] EXEMPTION	[ ] OTHER:_____________________________

4. Title of Application or Activity		5. Name of Principal Investigator, Program Director, Fellow, or Other
Approved for use through 07/31/2005
6. Assurance Status of this Project (Respond to one of the following)

[ ] This Assurance, on file with Department of Health and Human Services, covers this activity:
Assurance Identification No. _____________, the expiration date ____________ IRB Registration No. ____________

[ ] This Assurance, on file with (agency/dept)_____________________________________________________________, covers this activity.
Assurance No. ______________, the expiration date ______________ IRB Registration/Identification No. ____________ (if applicable)

[ ] No assurance has been filed for this institution. This institution declares that it will provide an Assurance and Certification of IRB review and approval upon request.

[ ] Exemption Status: Human subjects are involved, but this activity qualifies for exemption under Section 101(b), paragraph ___________.

7. Certification of IRB Review (Respond to one of the following IF you have an Assurance on file)

[ ] This activity has been reviewed and approved by the IRB in accordance with the Common Rule and any other governing regulations.
by:	[ ] Full IRB Review on (date of IRB meeting) _____________________ or [ ] Expedited Review on (date)
[ ] If less than one year approval, provide expiration date _____________________
  [ ] This activity contains multiple projects, some of which have not been reviewed. The IRB has granted approval on condition that all projects covered by the Common Rule will be reviewed and approved before they are initiated and that appropriate further certification will be submitted.

8. Comments

9. The official signing below certifies that the information provided above is correct and that, as required, future reviews will be performed until study closure and certification will be provided.		10. Name and Address of Institution
11. Phone No. (with area code) 12. Fax No. (with area code) 13. Email:
14. Name of Official		15. Title
16. Signature		17. Date
Authorized for local Reproduction		Sponsored by HHS

Public reporting burden for this collection of information is estimated to average less than an hour per response. An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid OMB control number. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: OS Reports Clearance Officer, Room 503 200 Independence Avenue, SW., Washington, DC 20201. Do not return the completed form to this address.
DISCLOSURE OF LOBBYING ACTIVITIES	Approved by OMB 0348-0046
Complete this form to disclose lobbying activities pursuant to 31 U.S.C. 1352 (See reverse for public burden disclosure)

1. Type of Federal Action:	2. Status of Federal	3. Report Type:
a. contract	a. bid/offer/application	a. initial filing
b. grant	b. Initial award	b. material change
c. cooperative d. loan e. loan guarantee f. loan insurance	c. post-award	For Material Change Only: year ______ quarter______ date of last report ______
4. Name and Address of Reporting Entity:		5. If Reporting Entity in No. 4 is Subawardee, Enter Name and Address of Prime

Prime	Subawardee Tier _____, if known:
Congressional District, if known:		Congressional District, if known:
6. Federal Department/Agency:		7. Federal Program Name/Description CFDA Number, if applicable: ________________________
8. Federal Action Number, if Known:		9. Award Amount, if known: $
10. a. Name and Address of Lobbying Entity (if individual, last name, first name, MI): (attach Continuation Sheet(s)		b. Individual Performing Services (including address if different from No. 10a) (last name, first name, MI) SF-LL-A, if necessary)
11. Amount of Payment (check all that apply): $ ________ actual planned		13. Type of payment (check all that apply) a. retainer b. one-time fee c. commission d. contingent fee e. deferred f. other; specify: ____________
12. Form of Payment (check all that apply): a. cash b. in-kind; specify: nature __________ value __________
14. Brief Description of Services Performed or to be Performed and Date(s) of Service, including officer(s), employee(s), or Member(s) contacted, for payment indicated in Item 11:

(attach Continuation Sheet(s) SF-LLL-A, if necessary)

15. Continuation Sheet(s) SF-LLL-A Attached: Yes No
16. Information requested through this form is authorized by title 31 U.S.C. section 1352.  This disclosure of lobbying activities is a material representation of fact upon which reliance was placed by the tier above when this transaction was made or entered into.  This disclosure is required pursuant to 31 U.S.C. 1352. This information will be reported to the Congress semi-annually and will be available for public inspection.  Any person who fails to file the required disclosure shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each failure.

Signature: ________________________________________

Print Name: ______________________________________

Title: ___________________________________________

Telephone No.: ______________________ Date: ____________________

Federal Use Only		Authorized for Local Reproduction Standard Form—LLL

INSTRUCTIONS FOR COMPLETION OF SF-LLL, DISCLOSURE OF LOBBYING ACTIVITIES

This disclosure form shall be completed by the reporting entity, whether subawardee of prime Federal recipient, at the initiation or receipt of a covered Federal action, or a material change to a previous filing, pursuant to title 31 U.S.C. section 1352. The filing of a form is required for each payment or agreement to make payment to any lobbying entity for influencing of attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with a covered Federal action. Use the SF-LLL-A Continuation Sheet for additional information if the space on the form is inadequate. Complete all items that apply for both the initial filing and material change report. Refer to the implementing guidance published by the Office of Management and Budget for additional information.

1.	Identify the type of covered Federal action for which lobbying activity is and/or has been secured to influence the outcome of a covered Federal action.

2.	Identify the status of the covered Federal action.

3.	Identify the appropriate classification of this report. If this is a follow-up report caused by a material change to the information previously reported, enter the year and quarter in which the change occurred. Enter the date of the last previously submitted report by this reporting entity for this covered Federal action.

4.	Enter the full name, address, city, state and zip code of the reporting entity. Include Congressional District, if known. Check the appropriate classification of the reporting entity that designates if it is, or expects to be, a prime or subaward recipient. Identify the tier of the subawardee, e.g., the first subawardee of the prime is the 1st tier. Subawards include but are not limited to subcontracts, subgrants and contract awards under grants.

5.	If the organization filing the report in item 4 checks "Subawardee," then enter the full name, address, city, state and zip code of the prime Federal recipient. Include Congressional District, if known.

6.	Enter the name of the Federal agency making the award or loan commitment. Include at least one organizational level below agency name, if known. For example, Department of Transportation, United States Coast Guard.

7.	Enter the Federal program name or description for the covered Federal action (item 1). If known, enter the full Catalog of Federal Domestic Assistance (CFDA) number for grants, cooperative agreements, loans, and loan commitments.

8.	Enter the most appropriate Federal identifying number available for the Federal action identified in item 1 (e.g., Request for Proposal (RFP) number, Invitation for Bid (IFB) number, grant announcement number, the contract, grant, or loan award number, the application/proposal control number assigned by the Federal agency). Include prefixes, e.g., "RFP-DE-90-001."

9.	For a covered Federal action where there has been an award or loan commitment by the Federal agency, enter the Federal amount of the award/loan commitment for the prime entity identified in item 4 or 5.

10.	(a) Enter the full name, address, city, state and zip code of the lobbying entity engaged by the reporting entity identified in item 4 to influence the covered Federal action.

(b) Enter the full names of the individual(s) performing services, and include full address if different from 10(a); Enter Last Name, First Name, and Middle Initial (MI).

11.	Enter the amount of compensation paid or reasonably expected to be paid by the reporting entity (item 4) to the lobbying entity (item 10). Indicate whether the payment has been made (actual) or will be made (planned). Check all boxes that apply. If this is a material charge report, enter the cumulative amount of payment made or planned to be made.

12.	Check the appropriate box(es). Check all boxes that apply. If payment is made through an in-kind contribution, specify the nature and value of the in-kind payment.

13.	Check the appropriate box(es). Check all boxes that apply. If other, specify nature.

14.	Provide a specific and detailed description of the services that the lobbyist has performed, or will be expected to perform, and the date(s) of any services rendered. Include all preparatory and related activity, not just time spent in actual contact with Federal officials. Identify the Federal official(s) or employee(s) contacted or the officer(s), employee(s), or Member(s) of Congress that were contacted.

15.	Check whether or not a SF-LLL-A Continuation Sheet(s) is attached.

16.	The certifying official shall sign and date the form, print his/her name, title and telephone number.
Public reporting burden for this collection of information is estimated to average 30 minutes per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Office of Management and Budget, Paperwork Reduction Project (0348-0046), Washington, D.C. 20503.

INVOICE INSTRUCTIONS FOR FIXED-PRICE CONTRACTS

General The Contractor shall submit vouchers or invoices as prescribed herein.

Format Standard Form l034, Public Voucher for Purchases and Services Other Than Personal, and Standard Form l035, Public Voucher for Purchases and Services Other than Personal--Continuation Sheet, and the payee's letterhead or self-designed form should be used to submit claims for reimbursement.

Number of Copies: As indicated in the contract.

Frequency Invoices submitted in accordance with the Payment Clause shall be submitted monthly upon delivery of goods or services unless otherwise authorized by the Contracting Officer.

Preparation and Itemization of the Invoice The invoice shall be prepared as follows:

(a) Designated Billing Office and address:

HHS/ASPR/BARDA
330 Independence Ave, Room G644
Washington DC 20201
ATTN: Contracting Officer

(b) Invoice Number
(c) Date of Invoice
(d) Contract number and date
(e) Payee's name and address. Show the Contractor's name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the Contractor, or a different payee has been designated, then insert the name and address of the payee instead of the Contractor.
(f) Description of goods or services, quantity, unit price, (where appropriate), and total amount.
(g) Charges for freight or express shipments other than F.O.B. destination. (If shipped by freight or express and charges are more than $25, attach prepaid bill.)
(h) Equipment - If there is a contract clause authorizing the purchase of any item of equipment, the final invoice must contain a statement indicating that no item of equipment was purchased or include a completed form HHS-565, Report of Capitalized Nonexpendable Equipment.

Currency: Where payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the Contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Standard
Contractor Evaluation Performance Report

Evaluation Type: Interim __Final __ (check one)
Evaluating Organization:	Reporting Period: From to
Contracting Office:	Contract Number:	Order Number:

Contractor Name:	Contractor Address:
DUNS:	City:	State:
Additional or Alternate Contractor Name:	Zip/Postal Code:	Country:

TIN:	Industrial Code (NAICS):	Commodity Code:	Contract Type:

Contract Award Date:	Contract Expiration Date:	Contract Value:

Requirement Description:

Ratings

Summarize contractor performance and check the number which corresponds to the rating for each rating category
(See attached Rating Guidelines).

Quality of Product or Service
_0=Unsatisfactory _1=Poor _2=Fair _3=Good _4=Excellent _5=Outstanding
Government Comments for Quality of Product or Service (2000 characters maximum):

Cost Control (Rating and Comments for Cost Control are not required if contract type is Fixed-Price)
_0=Unsatisfactory _1=Poor _2=Fair _3=Good _4=Excellent _5=Outstanding
Government Comments for Cost Control (2000 characters maximum):

Timeliness of Performance
_0=Unsatisfactory _1=Poor _2=Fair _3=Good _4=Excellent _5=Outstanding
Government Comments for Timeliness of Performance (2000 characters maximum):

Business Relations
_0=Unsatisfactory _1=Poor _2=Fair _3=Good _4=Excellent _5=Outstanding
Government Comments for Business Relations (2000 characters maximum):

Additional Info

Subcontracts

Are subcontracts involved?    __Yes    __No (Check one)
Government Comment on subcontracts (2000 characters maximum):

Contractor Key Personnel

Contractor Manager/Principal Investigator (name):
Government Comment on Contractor Manager/Principal Investigator (2000 characters maximum):

Contractor Key Person (name):
Government Comment on Contractor Key Person (2000 characters maximum):

Contractor Key Person (name):
Government Comment on Contractor Key Person (2000 characters maximum):

Small Business Subcontracting Plan

Did the contractor make a good faith effort to comply with its subcontracting plan consistent with the goals and objectives, reporting and other aspects of the plan?    _Yes    _No    _N/A (Check one)

If this is a bundled contract, did the contractor meet the goals and objectives for small business participation?
_Yes    _No    _N/A (Check one)

Government Comments on Small Business Subcontracting Plan (2000 characters maximum):

Small Disadvantaged Business Goals

Did the contractor make a good faith effort to comply with its subcontracting plan consistent with the goals and objectives, for small disadvantaged business (SDB) participation, monetary targets for SDB participation, and required notifications?
_Yes    _No    _N/A (Check one)

Government Comments on Small Disadvantaged Business Goals (2000 characters maximum):

Customer Satisfaction

Is/was the contractor committed to customer satisfaction?    _Yes    _No (Check one)

Would you recommend the selection of this firm again?    _Yes    _No (Check one) – FINAL REPORT ONLY

Government Comments on Customer Satisfaction (2000 characters maximum):

Admin Info

Project Officer/COTR
Name:
Phone:
Fax:
E-mail Address:

Contractor Representative
Name:
Phone:
Fax:
E-mail Address:

Alternate Contractor Representative (Required to insure that at least one person is notified of evaluation)
Name:
Phone:
Fax:
E-mail Address:

Contracting Officer:
Name:
Phone:
Fax:
E-mail Address:

Contractor Comments

Quality of Product of Service

___Contractor has elected not to comment

Contractor Comments for Quality of Product of Service (2000 characters maximum):

Cost Control

___Contractor has elected not to comment

Contractor Comments for Quality of Product of Service (2000 characters maximum):

Timeliness of Performance

___Contractor has elected not to comment

Contractor Comments for Timeliness of Performance (2000 characters maximum):

Business Relations

___Contractor has elected not to comment

Contractor Comments for Business Relations (2000 characters maximum):

Overall Comment

___Contractor has elected not to comment

Contractor Comments for Quality of Product of Service (2000 characters maximum):

Rating Guidelines

Quality of Product or Service

0 = Unsatisfactory       1 = Poor       2 = Fair       3 = Good       4 = Excellent       5 = Outstanding

Unsatisfactory	Non-conformances are jeopardizing the achievement of contract requirements, despite use of Agency resources. Recovery is not likely. If performance cannot be substantially corrected, it constitutes a significant impediment in consideration for future awards containing similar requirements.

Poor	Overall compliance requires significant Agency resources to ensure achievement of contract requirements.

Fair	Overall compliance requires minor Agency resources to ensure achievement of contract requirements.

Good	There are no, or very minimal, quality problems, and the Contractor has met the contract requirements.

Excellent	There are no quality issues, and the Contractor has substantially exceeded the contract performance requirements without commensurate additional costs to the Government.

Outstanding	The contractor has demonstrated an outstanding performance level that was significantly in excess of anticipated achievements and is commendable as an example for others, so that it justifies adding a point to the score. It is expected that this rating will be used in those rare circumstances where contractor performance clearly exceeds the performance levels described as "Excellent".

Cost Control

0 = Unsatisfactory       1 = Poor       2 = Fair       3 = Good       4 = Excellent       5 = Outstanding

Unsatisfactory	Ability to manage cost issues is jeopardizing performance of contract requirements, despite use of Agency resources. Recovery is not likely. If performance cannot be substantially corrected, this level of ability to manage cost issues constitutes a significant impediment in consideration for future awards.

Poor	Ability to manage cost issues requires significant Agency resources to ensure achievement of contract requirements.

Fair	Ability to control cost issues requires minor Agency resources to ensure achievement of contract requirements.

Good	There are no, or very minimal, cost management issues and the Contractor has met the contract requirements.

Excellent	There are no cost management issues and the Contractor has exceeded the contract requirements, achieving cost savings to the Government.

Outstanding	The contractor has demonstrated an outstanding performance level that justifies adding a point to the score. It is expected that this rating will be used in those rare circumstances where the contractor achieved cost savings and performance clearly exceeds the performance levels described as "Excellent".

Timeliness of Performance

0 = Unsatisfactory       1 = Poor       2 = Fair       3 = Good       4 = Excellent       5 = Outstanding

Unsatisfactory	Delays are jeopardizing the achievement of contract requirements, despite use of Agency resources. Recovery is not likely. If performance cannot be substantially corrected, it constitutes a significant impediment in consideration for future awards.

Poor	Delays require significant Agency resources to ensure achievement of contract requirements.

Fair	Delays require minor Agency resources to ensure achievement of contract requirements.

Good	There are no, or minimal, delays that impact achievement of contract requirements.

Excellent	There are no delays and the contractor has exceeded the agreed upon time schedule.

Outstanding	The contractor has demonstrated an outstanding performance level that justifies adding a point to the score. It is expected that this rating will be used in those rare circumstances where contractor performance clearly exceeds the performance levels described as "Excellent".

Business Relations

0 = Unsatisfactory       1 = Poor       2 = Fair       3 = Good       4 = Excellent       5 = Outstanding

Unsatisfactory	Response to inquiries and/or technical, service, administrative issues is not effective. If not substantially mitigated or corrected it should constitute a significant impediment in considerations for future awards.

Poor	Response to inquiries and/or technical, service, administrative issues is marginally effective.

Fair	Response to inquiries and/or technical, service, administrative issues is somewhat effective.

Good	Response to inquiries and/or technical, service, administrative issues is consistently effective.

Excellent	Response to inquiries and/or technical, service, administrative issues exceeds Government expectation.

Outstanding	The contractor has demonstrated an outstanding performance level that justifies adding a point to the score. It is expected that this rating will be used in those rare circumstances where contractor performance clearly exceeds the performance levels described as "Excellent".

Department of Health and Human Services

Payment Information Form
The information requested on this form concerns your financial institution, your account at that institution, and personal information which needs to verified and completed.

Privacy Act Statement
The following information is provided to comply with the Privacy Act of 1974 (P.L. 93-579). All information collected on this form is required under the provisions of 31 USC 3322 and 31 CFR 210. This information will be used by the Treasury Department to transmit payment data, by electronic means to your financial institution. Failure to provide the requested information may delay or prevent the receipt of payments through the Automated Clearing House Payment System.

Check one of the following:
☐ Federal Employee: ☐ Contractor: ☐ Vendor:
Name:

Business
Address:

Remit To
(If same as above, leave blank. Must match address on invoice for internal control purposes.)
Address:

Taxpayer Identification # (TIN): ___ ___ ___ ___ ___ ___ ___ ___ ___
(If you are an individual, this may be your Social Security number)

1. Payee's Telephone Number: (_____) ____________________

The following information must be completed by your financial institution representative:
The following information must be completed by your financial institution representative:

2. Name of Financial
Institution:

3. Address of Financial
Institution:

4. Financial Institution's 9-digit ABA Routing Number for
Transfer of Funds: ___ ___ ___ ___ ___ ___ ___ ___ ___

5. Depositor Account Title:

6. Depositor Account Number:

7. Type of Account:	☐ Checking	☐ Savings

8. Signature and Title of Authorized Official of Financial Institution:

Telephone Number: (_____) ____________________ Date: ____________

************ The following must be signed by the payee**************

I have verified the information on this form.

Signature	Date

Signature	Date

Security Plan Requirements

[redacted]

“Small Molecules/Drugs ” Program Level
Work Breakdown Structure Template

Earned Value Management
Minimum Fields
in the Integrated Master Schedule (IMS)

1.	WBS #
2.	Control Account #
3.	Work Package #
4.	Activity # (if different from WP #)
5.	Task Description
6.	Baseline Start
7.	Baseline Finish
8.	Forecast Start
9.	Forecast Finish
10.	Actual Start
11.	Actual Finish
12.	Predecessor
13.	Successor

[redacted]

Electronic Subcontract Reporting System (eSRS)

Policy - Effective October 1, 2008, all subcontract reports submitted by contractors are required to be submitted using the electronic Subcontracting Reporting System (eSRS). eSRS is an electronic, web-based system for subcontract reporting that replaces the manual paper forms (SF 294 and SF 295) and provides a single point of entry for subcontracting requirements and reports. eSRS gets some direct electronic feed from Central Contract Registration (CCR) when the DUNS number is entered and some information is directly fed from FPDS-NG when the contract number is entered. eSRS is used to submit subcontracting reports. It is not designed to process the subcontracting plan.

eSRS Registration: A company will need to register in eSRS in order to electronically submit the required subcontracting reports. A summary of what is needed to register can be found at http://www.esrs.gov. Click on “Contractor”.

BAA Instruction Language for Earned Value Management (EVM)

For the purposes of preparing both a Technical and Business Full Proposal under the BAA, the Contractor shall propose and provide a Performance Measurement System that meets the Seven Principles of Earned Value Management. The Seven Principles are:

1.	Plan all work scope for the program to completion of the contract.

2.	Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule, and cost objectives.

3.	Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments may be measured. Control changes to the baseline.

4.	Use actual cost incurred and recorded in accomplishing the work performed.

5.	Objectively assess accomplishments at the work performance level.

6.	Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed.

7.	Use Performance Based information in the company's management processes.

In addition, within the Technical Volume of the Full Proposal, the Offeror(s) shall as stated in the BAA develop a Work Breakdown Structure (WBS) to an appropriate level and a WBS dictionary which lists and defines the WBS elements that also is inclusive of the applicable EVM requirements.

Contractors required to provide Earned Value Management to their project can obtain additional instruction from the 7 Principles of EVM Intent Guide. This guide will be posted in its updated form soon.

Depending on whether or not Tier 2 or 3 EVM requirements are applicable to a contract, the Offeror shall anticipate the following EVM requirements and deliverables to be contained within a potential contract with BARDA under this BAA:

Prime contracts with Educational Institutions are exempt from EVMS.

Tier 2 – Contracts greater than $25M in total value (includes base and options) and with a proposed product that has a Technology Readiness Level (TRL) of 6 or greater.

Deliverables

Performance Measurement Baseline Documentation

The Contractor shall submit a Performance Measurement Baseline Documentation package for submission to BARDA within 90 days of contract award. This document package will include the following:

a)	Description of the work scope through Work Breakdown Structure Dictionary/Work Authorization Documents at WBS Level 3;
b)	An Integrated Master Schedule (IMS) with the inclusion of agreed major milestones;
c)	A control account plan (CAP) for all control accounts;
d)	Baseline revision documentation and program logs;
e)	And a risk register.

BARDA will review the documentation package and provide written comments and questions to the contractor or BARDA may set up a meeting to discuss open issues. Once final clarifications and responses have been exchanged, BARDA will execute a formal approval of the Performance Measurement Baseline.

Earned Value Contract Performance Report (EV-CPR)

a)	The Contractor shall deliver an Earned Value Contract Performance Report (EV-CPR) on monthly basis per the instruction in DI-MGMT-81466A (see http://www.acq.osd.mil/pm/). Contractor shall provide preliminary EV-CPR, Format 1, on the 15th business day after end of Contractor reporting period and final EV-CPR and Format 1 and Format 5 (VARs) and a supplemental Control Account Plan (CAP) report on the 20th business day after end of Contractor reporting period. The variance narrative reports shall describe what the variance and indices may be indicating regarding the over all performance, the reasons for the variances, the adequacy of corrective action plans, and forecasts of future performances. The USG shall use best efforts to respond within 5 business days.

b)
The supplemental monthly CAP report shall contain, at the work package level, time phased budget (budgeted cost of work scheduled (BCWS)), earned value (budgeted cost of work performed (BCWP)) and actual costs of work performed (ACWP) as captured in Contractor’s EVM systems. The contractor shall provide a rational in the package of its use of % complete as EVMS methodology or identity if any other EVMS methodology is being used.

Integrated Master Schedule (IMS)

The Contractor shall deliver the Integrated Master Schedule (IMS) status with performance data and should include actual start/finish and projected start/finish dates. The status schedule should be delivered 10 business days after reporting month end. Contractor shall deliver a program level Integrated Master Schedule that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the following fields at a minimum; baseline start and finish, forecast start and finish; actual start and finish, predecessor and/or successor. The Contractor shall deliver the Integrated master Schedule, viewed at the work package level in MS Project file format.

Risk Register

The Contractor shall provide 90 days after contract award and quarterly or as needed thereafter. The Contractor shall incorporate the work proposed to meet the technical objectives (above) into the program risk register highlighting potential problems and/or issues that may arise during the life of the contract, their impact on cost, performance and timelines, and appropriate remediation plans.